UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Natus Medical Incorporated

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May 8, 2020
Dear Natus Shareholders:
The Natus Board of Directors, management team and more than 1,400 Natus employees in 13 countries invite you to attend our 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held via a virtual meeting on June 17, 2020 at 8:00 a.m. (PT).
Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and shareholders, our Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2020/vm.  You will also be able to vote your shares electronically at the Annual Meeting. We intend to resume our historical practice of holding an in-person meeting next year.
The attached Notice of 2020 Annual Meeting of Shareholders and Proxy Statement includes further details about the business that will be conducted at our Annual Meeting. Shareholders may also access these materials at the Investor Relations page on our website at www.natus.com. We are excited about our future opportunities and look forward to reporting our progress in the year ahead.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.
Sincerely,
Jonathan A. Kennedy
President & Chief Executive Officer

May 8, 2020

Dear Natus Shareholders:

Thank you for your investment in Natus Medical. Our over 1,400 employees are proud to make important products and devices that enhance patient care and the quality of life for people around the world.

It is a privilege to serve as your Board Chairperson. My Board colleagues and I thank everyone at the company for their success in achieving a myriad of operational enhancements during 2019 under the One Natus effort. This has allowed us to enter 2020 as a stronger, more focused, and more efficient Natus. We will provide high-quality medical devices and deliver value for all stakeholders for many years to come.

Your Board of Directors remains committed to ongoing refreshment. As part of this commitment, the Board actively reviews the needs of the company and the skills of our directors to ensure that the Board’s decisions are enriched by a diversity of experiences and perspectives. In March 2020, the Board was pleased to announce the addition of Ilan Daskal, Executive VP and CFO of Bio-Rad Laboratories, Inc. Ilan brings a wealth of relevant experience, and further enhances the overall skill profile of your Board. We have placed his name on the shareholder ballot, and seek your affirmative vote at the shareholder meeting in June.

And, as of the shareholder meeting in June, we will thank and say goodbye to Ken Ludlum. Ken is retiring from the Board after 18 years of steady and wise leadership and we all will miss him.

2020 has started with the enormous societal, health and economic challenges posed by the COVID-19 virus. For as long as it takes to overcome this threat - and well into the future - we are committed to being a strong partner to our communities, employees and their families, and the clinicians and patients we serve.

On behalf of the Natus Medical Board of Directors, thank you for your continued support.

Sincerely,

Barbara R. Paul, M.D.
Chairperson of Board

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS AND NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Date and Time:	Place*:
June 17, 2020 8:00 a.m.	Virtual Meeting Site: www.viewproxy.com/natus/2020/vm

* Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and shareholders, our Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast.  You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2020/vm.  You will also be able to vote your shares electronically at the Annual Meeting.
Proposals to be voted on at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”):
Proposal 1.	Election of five director nominees named in the attached Proxy Statement to serve until either the 2021 annual meeting or until their respective successors are duly elected and qualified.
Proposal 2.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement.
Proposal 3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
And any other business that properly comes before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Record Date: Shareholders who owned shares of our common stock at the close of business on April 24, 2020, are entitled to attend and vote at the Annual Meeting. A complete list of these shareholders will be available during normal business hours for ten days prior to the Annual Meeting. A shareholder may examine the list for any purpose germane to the Annual Meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be available for examination during the Annual Meeting at www.viewproxy.com/natus/2020/vm.

Your vote is important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting whether or not you expect to attend the Annual Meeting by live webcast.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card or voting instruction form.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	IN PERSON Attend the annual meeting by live webcast and vote by ballot.

By Order of the Board of Directors,
Barbara R. Paul, M.D.
Chairperson of the Board of Directors
May 8, 2020
Important notice regarding the availability of proxy materials for the
2020 Annual Meeting of Shareholders to be held on June 17, 2020:
Our Proxy Statement and 2019 Annual Report to shareholders are available on the Internet at www.proxyvote.com
Natus Medical Incorporated    ●    6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566     ●    www.natus.com

Note Regarding Forward-Looking Statements:
This proxy statement contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, the expected benefits of recent and anticipated corporate governance initiatives and the Company’s strategies for driving growth and long-term value for our shareholders. These statements relate to current estimates and assumptions of our management as of the date of this proxy statement and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 outbreak on the Company’s business and results of operations, the ability of the Company to realize the anticipated benefits from the new structure and corporate governance initiatives, its consolidation strategy and recent and anticipated governance initiatives, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

PROXY SUMMARY
This summary highlights important information you will find in this Proxy Statement regarding Natus and the upcoming Annual Meeting. This summary does not contain all of the information that you should consider. Please carefully review the complete Proxy Statement before you vote.
SHAREHOLDER VOTING PROPOSALS (Page 8)
Proposal			Board’s Voting Recommendation	Annual Meeting of Shareholders
Proposal 1:	Election of Directors	✓	FOR each nominee	Date and Time: June 17, 2020 8 a.m. PT Place*: Virtual Meeting Site: www.viewproxy.com/natus/2020/vm Record Date: April 24, 2020
Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	✓	FOR
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	✓	FOR
* Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and shareholders, our Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast.  You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2020/vm.  You will also be able to vote your shares electronically at the Annual Meeting.
YOUR BOARD OF DIRECTORS (THE “BOARD”) (Page 11)
Your Board is also committed to implementing operational changes designed to support the profitable growth of the Company. Five of our current directors are standing for election at the Annual Meeting. The following chart provides key information on each of our current directors.
				Committee Membership
Directors(1)	Year Appointed or Elected	Independent	Age	Audit Committee	Nominating & Governance Committee	Compensation Committee	Compliance & Quality Committee	Other Public Company Boards
Jonathan A. Kennedy President & Chief Executive Officer, Natus Medical Incorporated	2018	No	49					0
Alice D. Schroeder* Former Chair & Chief Executive Officer, WebTuner	2019	Yes	63	✓	✓C		✓	2
Thomas J. Sullivan* President & Chief Executive Officer, A&E Medical Corporation	2019	Yes	56	✓		✓C		0
Barbara R. Paul, M.D. Former Chief Medical Officer, Community Health Systems, Inc.	2016	Yes	66				✓	1

Natus Medical Incorporated | 2020 Proxy Statement	1

				Committee Membership
Directors(1)	Year Appointed or Elected	Independent	Age	Audit Committee	Nominating & Governance Committee	Compensation Committee	Compliance & Quality Committee	Other Public Company Boards
Lisa W. Heine President & Chief Executive Officer, Precardia, Inc.	2018	Yes	56		✓		✓C	1
Joshua H. Levine President & Chief Executive Officer, Accuray Inc.	2018	Yes	61		✓	✓		1
Ilan Daskal Executive Vice President & Chief Financial Officer, Bio-Rad Laboratories, Inc.	2020	Yes	54	✓C				0
*	Denotes an audit committee financial expert.
C	Indicates a Chairperson role on the committee.
(1)	Mr. Kenneth E. Ludlum will not be standing for reelection at our Annual Meeting and is retiring from our Board. He will no longer serve on our Board following the Annual Meeting

Assuming the election of each of our director nominees, the following charts highlight our Board composition following the 2020 Annual Meeting:
CORPORATE GOVERNANCE HIGHLIGHTS
Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

WHAT WE DO
✓
Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.

✓	Special shareholders meetings can be called by shareholders owning at least 25% (recently decreased from 30% by an amendment to the Natus Bylaws in April 2019) of our outstanding voting shares.
✓	Independent Board with seven of our eight current and nominated directors meeting independence requirements (all but our Chief Executive Officer).

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✓	Regular executive sessions of independent directors.
✓	Senior management succession planning considered annually or as requested by the Board.
✓	Active shareholder engagement We regularly meet with shareholders throughout the year and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with five of six of our current independent directors joining the Board in the past three years.
✓	Annual Board and committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Achieved gender equality on our Board. An equal mix of men and women serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Executives.
✓	Independent Board Chair. Dr. Barbara Paul has served as Board Chair since June 2018 and has been heavily involved in the Company’s shareholder engagement process.
✓	No overboarding. Each of our independent directors serves on no more than two other public company boards and our CEO may serve on only one outside public company Board.

WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	Declassified board. We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board will be fully declassified in 2021.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.

COMMITMENT TO SHAREHOLDER ENGAGEMENT
Our Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Our Board has established a formal shareholder outreach program. Represented by the Board chair, we annually reach out to our major shareholders and meet with all of those who are interested.
EXECUTIVE COMPENSATION (Page 28)
Summary
Natus Medical Incorporated is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.. Natus products are used in hospitals, clinics and laboratories worldwide.
•	attract and retain individuals with the skills and performance needed to achieve our business objectives;
•	competitively reward and incentivize individuals over time; and
•	align the short and long-term compensation of those individuals with the Company’s performance.
Compensation Program Highlights (Page 29)
Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of shareholders by rewarding performance, with the ultimate objective of improving shareholder value.

Natus Medical Incorporated | 2020 Proxy Statement	3

WHAT WE DO
✓
Link Pay to Performance. Annual cash bonus payouts are based on the achievement of challenging operating and financial performance goals and Performance Stock Units (PSUs) granted to our CEO and CFO are eligible to be earned and vest based on metrics set by the Board of Directors. To further link executive compensation paid to performance attained, we include Market Stock Units (MSUs) and PSUs as part of our compensation program for annual equity awards made to all executive officers in 2019 and 2020, as described in further detail on page 36.

✓
Maintain Executive Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold shares of our common stock having a value ranging from 1.0x to 5.0x their annual base salary.

✓	Subject Incentive Compensation to our Clawback Policy. In 2019 we adopted a claw-back policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
WHAT WE DON’T DO
✗	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
✗	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2011 Stock Awards Plan.
✗	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
✗
Pay Excessive Compensation. Beginning in 2019 and continuing into 2020, we have targeted the total direct compensation (base salary, target annual bonus and target long-term equity awards) for our NEOs at the 50th percentile of the peer group market data.

✗	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

4	Natus Medical Incorporated | 2020 Proxy Statement

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF SHAREHOLDERS
GENERAL MEETING AND VOTING INFORMATION
Our Board is soliciting your proxy for use at the Annual Meeting to be held at 8:00 a.m. PT, on June 17, 2020, via live webcast at www.viewproxy.com/natus/2020/vm.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.  The meeting webcast will begin promptly at 8:00 a.m. PT.  We encourage you to access the meeting prior to the start time.  Online check-in will begin at 7:00 a.m. PT and you should allow ample time for the check-in procedures.  If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting.  The control number will automatically populate.  Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
Unless the context otherwise requires, references in this Proxy Statement to “Natus,” the “Company,” “our,” “we,” “us,” and similar terms refer to Natus Medical Incorporated, a Delaware corporation.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be Held on June 17, 2020
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and 2019 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

The Notice and the Proxy Materials are first being made available to shareholders on the date of the notice of meeting.
Voting Proposals and Recommendations
The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:
Proposal		Our Board’s Recommendation
Proposal 1.	Election of Directors	✔ FOR each nominee
Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	✔ FOR
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	✔ FOR

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if other business properly comes before the Annual Meeting or any

Natus Medical Incorporated | 2020 Proxy Statement	5

postponement or adjournment thereof by or at the direction of our Board, our shareholders will be asked to consider and transact such other business.
Record Date and Shareholders List
The Board has fixed the close of business on April 24, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be made available during the Annual Meeting for inspection by any shareholder present at the virtual meeting.
Eligibility to Vote
You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the record date, April 24, 2020. At the close of business on that date, 33,802,362 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each shareholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.
How to Vote
You may hold Natus’ shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive.
Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Wells Fargo Shareowner Services, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:
By Internet	•	If you received a Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	•	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	•	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	•	You may also vote in person if you attend the Annual Meeting.
Shares Held in Street Name. If your shares are held in a brokerage account or by another nominee you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy promptly by the Internet or phone or by completing, dating, signing and returning the enclosed proxy card as promptly as possible in the accompanying reply envelope. If your shares are held in street name by a broker, trustee or other nominee and you do not instruct this nominee how to vote your shares, your shares will not be voted on any matter other than approval of appointment of our independent accountants.
Broker Voting
Brokers holding shares of record for their customers are entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 3), without instructions from the beneficial owner of those shares. However, these brokers are generally not entitled to vote on certain non-routine matters, including the election of directors, amendments to our Restated Certificate of Incorporation, as amended and matters relating to equity compensation plans or executive compensation, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of KPMG LLP (Proposal 3).
6	Natus Medical Incorporated | 2020 Proxy Statement

If you are a beneficial owner and do not provide your broker or other shareholder of record with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.
How Many Votes
You are entitled to one vote for each of our common shares that you owned on the record date. The accompanying Proxy Card indicates the number of shares that you owned on the record date.

Voting Deadline
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on June 16, 2020, the day before the Annual Meeting, in order for your shares to be voted at the Annual Meeting. If you are a shareholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.
If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares.
Appointment of Proxies
The Board has appointed Jonathan A. Kennedy, President and Chief Executive Officer of the Company and Drew Davies, Executive Vice President and Chief Financial Officer to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted in accordance with the recommendations of our Board as set forth above under “Voting Proposals and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, or any adjournment or postponement thereof, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.
Revocation of Your Proxy
You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker, trustee or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. ET on June 16, 2020.
Quorum
Holders of a majority of shares of our common stock issued and outstanding and entitled to vote as of the record date must be present in person or represented by proxy to meet the quorum requirement pursuant to our Bylaws for holding the Annual Meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Required Vote for Each Proposal
The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

Natus Medical Incorporated | 2020 Proxy Statement	7

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes
Proposal 1.	Election of Directors	Majority of votes cast (“for” votes must exceed the number of “against” votes in an uncontested director election)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)
Proposal 2.	Executive Compensation (Advisory)	Majority of shares represented at the Annual Meeting and entitled to vote thereat	Abstentions and broker non-votes will have the effect of votes “against”
Proposal 3.	Ratification of Independent Registered Public Accounting Firm	Majority of shares represented at the Annual Meeting and entitled to vote thereat	Abstentions will have the effect of votes “against”; broker non-votes will have no effect

Proxy Solicitation Costs
Natus is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

8	Natus Medical Incorporated | 2020 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
PROPOSAL 1 – ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

General. Our Board currently consists of eight directors. Five directors will be standing for election at the Annual Meeting. Because our shareholders approved the declassification of our Board at the 2019 Annual Meeting, any director elected at and after the 2019 Annual Meeting will serve for one-year terms, but any directors elected prior to the 2019 Annual Meeting will continue to serve for the remainder of the term for which they were elected.
Each of our directors brings a unique perspective to our Board. For example, Dr. Paul brings the perspective of a physician to the Board and also brings insight into quality measures and reporting, as well as federal government regulation of hospital-practitioner relationships. Mr. Levine has a strong track record of creating and unlocking strategic value for the companies he has led, and Ms. Heine is a medical device industry veteran with a strong track record and expertise in regulatory affairs that spans 20+ years. Additionally, Ms. Schroeder brings decades of Wall Street experience, and Mr. Sullivan further enhances our Board through his expertise in managing medical device companies. Finally, Mr. Daskal brings extensive financial and operational experience to the Board.
The Board has nominated Jonathan A. Kennedy, Barbara R. Paul, Alice D. Schroeder, Thomas J. Sullivan and Ilan Daskal for election to the Board, to serve until the 2021 annual meeting of shareholders. In an uncontested election, our Bylaws require directors to be elected by the majority of the votes cast with respect to such director. This means that the number of shares voted “For” a director must exceed the number of votes “Against” that director. Under our Board Governance Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating & Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board within 90 days from the date the election results are certified whether to accept the resignation. Our Board will consider such recommendation promptly and publicly disclose its decision with respect to such resignation. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting that nominee will not become a director.
There are no family relationships among our executive officers and directors.
Policy for Director Recommendations and Nominations.  Listed below are the minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees:
•
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

•
Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

•
Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The following are specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Company’s directors to possess:
•	Experience as an independent director of a publicly-traded company;
•	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;
•	Experience with Wall Street, transactions, and managing operations; and
•	Some understanding of the medical device market.

Natus Medical Incorporated | 2020 Proxy Statement	9

Members of the Nominating & Governance Committee will use their professional contacts to identify nominees. If necessary, outside recruiters will also be used. The Chair of the Nominating & Governance Committee will collect and organize the data on potential nominees, and with the help of the Vice President of Human Resources and Corporate Secretary of the Company will undertake initial due diligence evaluation into nominee qualifications and background. Members of the Nominating & Governance Committee, as well as other members of the Board, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating & Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, diversity of thought, and expertise to oversee our business.  Beginning in 2019, the board began an ongoing exercise to better understand and manage its diversity of thought and decision-making preferences in order to improve its effectiveness.
The Nominating & Governance Committee will consider qualified candidates for director nominees suggested by the Company’s shareholders. Shareholders can suggest qualified candidates for director nominees by writing to BoardofDirectors@natus.com; or mail to the Chair of our Nominating & Governance Committee, or to our Chairman of the Board, care of Corporate Secretary, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566. Submissions received that meet the criteria described above are forwarded to the Nominating & Governance Committee for further review and consideration. The Nominating & Governance Committee does not intend to evaluate candidates proposed by shareholders any differently than other candidates.

Assuming the election of each of our director nominees, the following charts highlight the Board composition following the 2020 Annual Meeting:
Skills and Qualifications of Our Directors
Medical Technology Industry Experience	Strategic Business Development	Corporate Governance
Regulatory and Compliance	Senior Leadership	Operations Management
Innovation/Technology	Finance and Financial Industry	Financial Reporting
Mergers and Acquisitions	Risk Management	Research and Development

10	Natus Medical Incorporated | 2020 Proxy Statement

The following matrix highlights our current Board’s diverse range of qualifications and skills*:

Board Members		Barbara R. Paul, M.D. Chair of the Board Former Chief Medical Officer, Community Health Systems, Inc.	Jonathan A. Kennedy President & CEO Natus Medical Inc.	Ilan Daskal Executive VP & CFO, Bio-Rad Laboratories, Inc.	Lisa W. Heine President & CEO PreCardia Inc.	Joshua H. Levine President & CEO, Accuray, Inc.	Alice D. Schroeder Former Chair & CEO, WebTuner Corp	Thomas J. Sullivan President & CEO, A&E Medical Corporation
DEMOGRAPHICS	Start Date	2016	2018	2020	2018	2018	2019	2019
	Age	66	49	55	56	61	63	56
	Gender	F	M	M	F	M	F	M
GENERAL	Concurrent fulltime position		✔	✔	✔	✔		✔
	Other Public Co. Board Exp.	✔	✔	✔	✔	✔	✔	✔
BUSINESS	Public Co. CEO		✔			✔		✔
	Global		✔	✔	✔	✔	✔	✔
	Commercial Operations		✔	✔	✔	✔		✔
	Regulatory / Govt. Affairs	✔			✔		✔
FINANCE	Finance / Accounting		✔	✔			✔
	Public Co. CFO		✔	✔
	M&A		✔	✔		✔		✔
	Risk			✔			✔	✔
	R&D			✔				✔
HEATHCARE	Physician	✔
	Payor	✔
	Compliance	✔				✔	✔	✔
	Providers	✔	✔		✔	✔	✔	✔
TECHNOLOGY	High Tech		✔	✔			✔
	Medtech		✔	✔	✔	✔		✔
	Biotech			✔
*
This matrix does not include Kenneth E. Ludlum as Mr. Ludlum will not be standing for reelection at our Annual Meeting and is retiring from our board. He will no longer serve on our Board following the Annual Meeting.

Natus Medical Incorporated | 2020 Proxy Statement	11

BIOGRAPHIES OF DIRECTOR NOMINEES

Jonathan A. Kennedy Age: 49 Director Since: 2018
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–        President & Chief Executive Officer since 2018
–        Member of the Board since 2018
–        Executive Vice President & Chief Financial Officer from 2016 to 2018
–       Senior Vice President & Chief Financial Officer from 2013 to 2016
•    Intersil Corporation
–       Senior Vice President & Chief Financial Officer from 2009 to 2013
–       Corporate Controller from 2005 to 2009
–       Director of Finance from 2004 to 2005

Education and Other Certifications
•      M.S. Accounting, University of Central Florida
•      B.S.B.A. Accounting, University of Central Florida

Select Qualifications and Skills
Mr. Kennedy has a deep understanding of Natus’ business operations, which he’s developed through his role as our Chief Executive Officer and, previously, as our Chief Financial Officer. He has diverse experience leading both technology and medical device companies, spearing heading acquisition integration efforts and developing and implementing cost reduction initiatives on an international scale.

12	Natus Medical Incorporated | 2020 Proxy Statement

Barbara R. Paul, M.D. Age: 66 Director Since: 2016 Natus Board Roles • Chairperson of the Board • Compliance & Quality Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–        Chairperson of the Board since 2018
•    Community Health Systems (CHS)
–       Senior Vice President & Chief Medical Officer from July 2007 to January 2015
•    Beverly Enterprises, Inc. (now Golden Living, Inc.)
–       Senior Vice President & Chief Medical Officer from 2004 to 2006
•    Centers for Medicare & Medicaid Services, CMS
–       Director of the Department of Quality Measurement & Health Assessment from February 1999 to February 2004
Other Current Public Company Directorships
•    Quorum Health Corporation
–       Member of the Board of Directors since 2016
–       Chair of the Governance and Nominating Committee
–       Member of Patient Safety and Quality of Care Committee

Education
•      M.D. Stanford University School of Medicine
•      B.S. University of Wisconsin – Madison

Select Qualifications and Skills
Dr. Paul brings the perspective of a physician, insight into quality measurement and improvement, knowledge of federal and state healthcare regulation and policy, and experience with Compliance programs to the Board.  Dr. Paul serves as an advisor and board member to healthcare companies. She is a board-certified internist, and her career is grounded by twelve years as a full-time primary care physician.

Natus Medical Incorporated | 2020 Proxy Statement	13

Alice D. Schroeder Age: 63 Director Since: 2019 Natus Board Roles: • Chair of the Nominating & Governance Committee • Audit Committee Member • Compliance & Quality Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–    Member of the Board since February 2019
•    WebTuner Corp.
–    Chief Executive Officer from 2014 to 2017
–    Chair of the Board of Directors from 2014 to 2017
•    Bank of America Merrill Lynch International
–    Member of the Board of Directors from 2016 to 2018
–    Chair of the Audit Committee from 2016 to 2018
–    Member of the Nominating and Governance Committee from 2016 to 2018
•    Cetera Financial Group
–    Member of the Board of Directors from 2012 to 2014
–    Chair of the Audit Committee from 2012 to 2014
•    Morgan Stanley:
–    Various including Managing Director from 2000 to 2009.
•    CIBC Oppenheimer and PaineWebber
–    Various including Managing Director from 1993 to 2000
•    Financial Accounting Standards Board
–    Project Manager from 1991 to 1993
•    Ernst & Young
–    Various including Staff Accountant and Auditing, Senior Manager from 1980 to 1991
Other Current Public Company Directorships
•    Quorum Health Corporation
–    Member of the Board of Directors since 2017
–    Chair of the Audit Committee since 2017
–    Member of the Governance and Nominating Committee since 2017
•    Prudential plc
–    Member of the Board of Directors since June 2013
–    Member of the Audit Committee since June 2013
–    Member of the Risk Committee since 2018

Education and Other Certifications
•    M.B.A. Finance, University of Texas at Austin
•    B.B.A. Finance, University of Texas at Austin

Select Qualifications and Skills
Ms. Schroeder joined the Natus Board with a wealth of experience as a former CEO and chair of several audit committees. She also spent nearly two decades on Wall Street. She began her career as a Certified Public Accountant with Ernst & Young and spent two years as a project manager at the Financial Accounting Standards Board, overseeing the issuance of several key accounting standards for the insurance industry. Ms. Schroeder is the author of the #1 New York Times and Wall Street Journal Bestseller The Snowball: Warren Buffett and the Business of Life.

14	Natus Medical Incorporated | 2020 Proxy Statement

Thomas J. Sullivan Age: 56 Director Since: 2019 Natus Board Roles: • Chair of the Compensation Committee • Audit Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–    Member of the Board since February 2019
•    A&E Medical Corporation
–    President & Chief Executive Officer since July 2018
–    Member of the Board of Directors since July 2018
•    Symmetry Surgical, Inc.
–    President & Chief Executive Officer from 2014 to 2018
–    Member of the Board of Directors from 2014 to 2018
•    Span-America Medical Systems Inc.
–    Member of the Board of Directors from 2015 to 2017
–    Chair of the Governance Committee from 2016 to 2017
•    Symmetry Medical, Inc.
–    President & Chief Executive Officer from 2011 to 2014
–    Member of the Board of Directors from 2011 to 2014

Education and Other Certifications
•      M.B.A. and Palmer Scholar, Strategic Management and Management Information Systems, The Wharton School
•       B.S. Computer Science and Applied Mathematics, University of Pittsburgh
•     Certified Governance Fellow of the National Association of Corporate Directors

Select Qualifications and Skills
Mr. Sullivan brings the perspective of a current medical device CEO as well as that of a former CEO of two publicly traded companies and an independent director of a third. Mr. Sullivan’s qualifications to serve on our Board include his broad healthcare experience, operational / manufacturing skills, strategic planning, and business execution. In addition, Mr. Sullivan brings global expertise in the medical technology industry from years of experience as a global executive at Johnson & Johnson including several President roles at the Supply Chain & Business Process Division of J&J Health Care Systems Inc., DePuy Orthopaedics, Inc. and J&J Medical Products Canada.

Natus Medical Incorporated | 2020 Proxy Statement	15

Ilan Daskal Age: 54 Director Since: 2020 Natus Board Roles: • Member of the Audit Committee
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–         Member of the Board since March 2020
•    Bio-Rad Laboratories, Inc.
–      Executive Vice President and Chief Financial  Officer since April 2019
•    Lumileds
–         Chief Financial Officer from 2017 to 2019
•    Ixia, Inc.
–         Member of the Board of Directors from 2015 to 2017
–         Chair of the Audit Committee from 2015 to 2017
•    International Rectifier Corporation
–       Executive Vice President and Chief Financial Officer from 2008 to 2015

Education and Other Certifications
•          M.S. Finance, City University of New York
•          B.B. Accounting, Tel-Aviv College of Business

Select Qualifications and Skills
Mr. Daskal brings over 25 years of experience in senior financial roles and has held several CFO positions at both public and private companies that include Bio-Rad Laboratories, International Rectifier Corporation and Infineon. Mr. Daskal’s qualifications to serve on our Board include his breadth of experience in finance, operations, IT, as well as mergers and acquisitions, all in a global setting.

THE BOARD RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

16	Natus Medical Incorporated | 2020 Proxy Statement

BIOGRAPHIES OF OTHER CURRENT DIRECTORS
Lisa W. Heine Age: 56 Director Since: 2018 Natus Board Roles • Chair of the Compliance & Quality Committee • Nominating & Governance Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–         Member of the Board since 2018
•    PreCardia, Inc.
–         President & Chief Executive Officer since 2019
•    Miltralign, Inc.
–         Chief Operating Officer from 2015 to 2018
•    deArca Strategic Solutions, LLC
–         Founder and Principal from 2014 to 2015
Other Current Public Company Directorships
•    Surmodics Inc.
–         Member of the Board of Directors since 2017
–         Member of the Organization and Compensation Committee since 2017
–          Member of the Corporate Governance and Nominating Committee since 2017

Education
•          M.S. University of Manitoba
•          B.A. St. Olaf College

Select Qualifications and Skills
Ms. Heine has also served in multiple leadership roles at Covidien, Inc. (formerly ev3, Inc., now Medtronic), including Global Vice President of Medical Affairs for Vascular Therapies. During her tenure at Covidien, she helped drive the strategy in support of a $1.7B business and was also responsible for leading the strategy and operations of Clinical Affairs, Healthcare Economics, Policy and Reimbursement and Medical Education functions. Ms. Heine speaks frequently on healthcare matters and has published several articles in leading medical journals. In addition, she has served on various advisory boards, including the American Heart Association Go Red for Women Executive Leadership Team, and was previously an adjunct faculty member in the Medical Device graduate program of St. Cloud State University.

Natus Medical Incorporated | 2020 Proxy Statement	17

Joshua H. Levine Age: 61 Director Since: 2018 Natus Board Roles • Compensation Committee Member • Nominating & Governance Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–    Member of the Board since 2018
•    Immucor Corporation
–    President & Chief Executive Officer from June 2011 to October 2011
–    Member of the Board of Directors from June 2011 to October 2011
•    Mentor Corporation
–    President & Chief Executive Officer from June 2004 to January 2009
–    Member of the Board of Directors from June 2004 to January 2009
Other Current Public Company Directorships
•    Accuray Incorporated
–    Member of the Board since 2012
–    President & Chief Executive Officer since 2012

Education
•     B.A. University of Arizona

Select Qualifications and Skills
Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Mr. Levine’s qualifications to serve on our Board include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from 10+ years of experience as a chief executive officer with two other publicly traded, small- and mid-size-cap medical device manufacturing companies.

18	Natus Medical Incorporated | 2020 Proxy Statement

Kenneth E. Ludlum* Age: 66 Director Since: 2002 Natus Board Roles • Chair of the Audit Committee • Compensation Committee Member
Select Professional Experience and Highlights
•    Natus Medical Incorporated
–    Member of the Board since 2002
•    CareDx
–    Chief Financial Officer from 2014 to 2016
•    Endogastric Solutions, Inc.
–    Vice President, Chief Financial Officer & Head of Operations from 2011 to 2013
Other Current Public Company Directorships
•    Personalis, Inc.
–    Member of the Board since 2015
•    Iridex Corporation
–    Member of the Board since 2019

Education
•          M.B.A. Columbia University Graduate School of Business
•          B.S. Business Administration, Lehigh University

Select Qualifications and Skills
Mr. Ludlum has served on the Board and as Chair of the Audit Committee of several public and private medical and biotechnology companies. Mr. Ludlum brings to the Board over 30 years of business and financial experience working with healthcare and biotechnology companies. His service as chief financial officer at several public companies has provided him with extensive financial and accounting experience, and knowledge of accounting principles, financial reporting rules, and regulations. With his background in investment banking, he also brings a broad perspective to the Board.

*	Mr. Ludlum will not be standing for reelection at our Annual Meeting and is retiring from our Board. He will no longer serve on our Board following the Annual Meeting.

Natus Medical Incorporated | 2020 Proxy Statement	19

BOARD MATTERS

CORPORATE GOVERNANCE PRACTICES AND POLICIES
Corporate Governance Highlights. Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

WHAT WE DO
✓
Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.

✓	Special shareholders meetings can be called by shareholders owning at least 25% (recently decreased from 30% by an amendment to the Natus Bylaws in April 2019) of our outstanding voting shares.
✓	Independent Board with seven of our eight current directors meeting independence requirements (all but our Chief Executive Officer).
✓	Regular executive sessions of independent directors.
✓	Senior management succession planning considered annually or as requested by the Board.
✓	Active shareholder engagement We regularly meet with shareholders throughout the year and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with five of six of our current independent directors joining the Board in the past three years.
✓	Annual Board and committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Achieved gender equality on our Board. An equal mix of men and women serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Executives.
✓	Independent Board Chair. Dr. Barbara Paul has served as Board Chair since June 2018 and has been heavily involved in the Company’s shareholder engagement process.
✓	No overboarding. Each of our independent directors serves on no more than two other public company boards and our CEO may serve on only one outside public company Board.

WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	Declassified board. We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board will be fully declassified in 2021.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.
Commitment to Shareholder Engagement. Your Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Since our annual meeting in 2019, our Board has established a formal shareholder outreach program. Represented by the Board Chair, we annually reach out to our major shareholders and meet with all of those who are interested.
Director Independence. Natus’ Board Governance Guidelines provide that a majority of the directors on the Board must meet the independence requirements of the Nasdaq listing standards. The Board Governance Guidelines also provide that our Audit, Compensation and Nominating & Governance Committees consist only of independent directors. The Board has determined that, except for Mr. Kennedy, our Chief Executive Officer, each of our current
20	Natus Medical Incorporated | 2020 Proxy Statement

BOARD MATTERS
directors has no material relationship with Natus (either directly or as a partner, shareholder or officer of another organization that has a material relationship with Natus) and is independent within the meaning of the Nasdaq Stock Market director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Natus (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Natus) and is “independent” within the meaning of the Nasdaq director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules.
Board Leadership Structure. Our independent directors will annually elect a Chairperson of the Board (“Chairperson”), who may or may not be the Chief Executive Office of the Company. If the individual elected as Chairperson is the Chief Executive Officer, the independent directors shall also elect a Lead Independent Director. The Chairperson or Lead Independent Director, if any, shall perform such duties and exercise such powers as from time to time shall be prescribed in the Company’s Bylaws or by the Board; provided that the Chairperson or Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent directors. In addition, the Chairperson or Lead Independent Director, if any, shall facilitate information flow and communication among the directors and perform such other duties as may be specified by the Board. The Chairperson or Lead Independent Director, if any, will meet on a regular basis with the Chief Executive Officer to review and discuss the Company’s business and issues that may be appropriate for the Board to oversee.
The Board has determined that having an independent director serve as Chairperson is in the best interest of our shareholders at this time. Dr. Paul is currently designated as Chairperson of the Board, and, as such, she presides at the executive sessions of the Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. The roles of Chief Executive Officer and Chairman of the Board have been separated since September 2004.
Board Composition. The Board has fixed the number of directors at eight.
The ages of our directors range from 49 to 66, with an average age of approximately 58. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. Director lengths of service on the Board range from approximately one year to approximately eighteen years. After the 2020 meeting, the average tenure of our current Board will be approximately 1.7 years. Our Board gender diversity is 42.9%. None of our independent directors serves on more than two other public company boards and our CEO may serve on only one outside board.
Risk Oversight. Management continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, the Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board performs these functions in a number of ways, including the following:
•	At its regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy, and discusses risks related to the business;
•
Our Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures;

•
Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks; and

•	The Company’s Quality and Compliance Committee receives regular reports from management regarding the management of the Company’s risk profile, as well as Company-wide compliance activities.
Board Meetings. During the year ended December 31, 2019, the Board held 7 meetings. In 2019, our Board members attended over 90% of all Board and committee meetings.

Natus Medical Incorporated | 2020 Proxy Statement	21

BOARD MATTERS

The Company expects, but does not formally require, its directors to attend annual meetings of shareholders. All of our then-current directors attended the 2019 annual meeting.
Board Governance Guidelines. The Board has adopted a set of Board Governance Guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and its shareholders. The Board Governance Guidelines cover topics including, but not limited to, Board and committee responsibilities and functions, succession planning and director candidate selection criteria. The Board Governance Guidelines are available under the Governance page of our website at www.natus.com.
Succession Planning. As requested from time to time, but not less than annually, the CEO provides the Board with an assessment of senior managers and their potential to succeed him or her. The CEO and the Board also collaborate to assess persons considered potential successors to certain senior management positions.
Communicating with the Board. Any interested party who desires to contact any member of the Board, including the CEO or the non-management members of the Board as a group, may write to any member or members of the Board at: c/o Natus Medical Incorporated, 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566. Shareholders may also communicate with the Board on a confidential basis by sending an email to BoardofDirectors@natus.com. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.
Board Committees. The Board is permitted to establish committees as it deems appropriate. It is the general policy of the Company that the Board as a whole considers all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these committees are the Audit Committee, Compensation Committee, Compliance & Quality Committee and Nominating & Governance Committee. The Nominating & Governance Committee recommends the members and chairs of these committees to the Board.
Audit Committee
Audit Committee Membership
Kenneth E. Ludlum, Chair (until the 2020 Annual Meeting)
Ilan Daskal
Alice D. Schroeder
Thomas J. Sullivan
Key Highlights:
•	Mr. Daskal was appointed to the Audit Committee on March 21, 2020.
•	Mr. Sullivan, Ms. Schroeder and Mr. Daskal are each “independent” and “audit committee financial experts” under the applicable rules of the Nasdaq Stock Market and the SEC.
•	The Audit Committee held 10 meetings in 2019.
Purpose. Our Audit Committee oversees and monitors our financial reporting and disclosure processes, our financial statement audits, the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, and our internal accounting and financial controls. The Audit Committee also pre-approves audit and non-audit services, reviews, approves and monitors our Code of Business Conduct and Ethics with respect to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, and establishes procedures for receiving and handling complaints regarding accounting, internal accounting controls, or auditing matters.
The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”
22	Natus Medical Incorporated | 2020 Proxy Statement

BOARD MATTERS

Compensation Committee
Compensation Committee Membership
Thomas J. Sullivan, Chair
Joshua H. Levine
Kenneth E. Ludlum (until the 2020 Annual Meeting)

Key Highlights:
•
Each member is “independent” under the rules of the Nasdaq Stock Market, a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in Treasury Regulation § 1.162-27(e)(3).

•	The Compensation Committee held 6 meetings in 2019.
Purpose. Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs and for reviewing our general policies relating to compensation and benefits.
Under Delaware law and our Compensation Committee Charter, the Compensation Committee has the ability to delegate powers to a subcommittee of its members. The Board may also delegate the right to grant certain equity awards to one or more officers of the Company, provided that such officer may not make awards to himself or herself, and the Board has authorized our Chief Executive Officer to make aggregate grants not to exceed a specified threshold to employees who are not officers of Natus. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers, and participates in the discussions of executive compensation other than the Compensation Committee’s decision-making processes with respect to the Chief Executive Officer’s compensation.
In 2019, the Compensation Committee retained the services of Willis Towers Watson as its independent compensation Consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis—Independent Compensation Consultant” for additional information regarding the Compensation Committee’s engagement of its Compensation Consultant.
The full responsibilities of the Compensation Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”
Nominating & Governance Committee
Nominating & Governance Committee Membership
Alice D. Schroeder, Chair
Lisa W. Heine
Joshua H. Levine
Key Highlights:
Purpose. The purpose of the Nominating & Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to shareholders and Natus, and that Natus has and follows appropriate governance standards.
The minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees include:
•
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

Natus Medical Incorporated | 2020 Proxy Statement	23

BOARD MATTERS

•
Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

•
Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The specific qualifications or skills that the Nominating & Governance Committee believes must be met by one or more of the Company’s directors include:
•	Experience as an independent director of a publicly-traded company;
•	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;
•	Experience with Wall Street, transactions, and managing operations; and
•	Some understanding of the medical device market.
Members of the Nominating & Governance Committee will use their professional contacts to identify nominees. If necessary, outside recruiters will also be used. The Chair of the Nominating & Governance Committee will collect and organize the data on potential nominees, and with the help of the Secretary of the Company will undertake initial due diligence evaluation into nominee qualifications and background. Members of the Nominating & Governance Committee, as well as the Chairperson of the Board and all Board members, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee.
The Nominating & Governance Committee will consider Board candidates recommended by Board members, management, and security holders. Shareholders may submit their recommendations to the Chair of our Nominating & Governance Committee, or to our Chairperson of the Board, care of: Corporate Secretary, Natus Medical Incorporated, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566; or email BoardofDirectors@natus.com.
A shareholder seeking to recommend a nominee to the Nominating & Governance Committee should provide the information required by our Bylaws for shareholders directly nominating a person for election as a director at a shareholders’ meeting. Shareholders may receive a copy of our Bylaws by making a written request to the Secretary of the Company. We did not receive any recommendations for nominees from shareholders for consideration in this Proxy Statement.
The full responsibilities of the Nominating & Governance Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

Compliance & Quality Committee
Compliance & Quality Committee Membership
Lisa W. Heine, Chair
Barbara R. Paul, M.D.
Alice D. Schroeder
Select Highlights:
Purpose. The purpose of the Compliance & Quality Committee is to assist the Board in its oversight of Natus policies and procedures on quality assurance, as well as regulatory and legal compliance.
The full responsibilities of the Compliance & Quality Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”
24	Natus Medical Incorporated | 2020 Proxy Statement

BOARD MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 24, 2020 by each shareholder known by the Company to own beneficially more than 5% of the Company’s common stock. Percent of beneficial ownership is based upon 33,802,362 shares of the Company’s common stock issued and outstanding as of April 24, 2020:
Principal Shareholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,373,825	15.9%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,786,669	8.2%
Janus Henderson Group plc(3) 201 Bishopsgate EC2M 2AE United Kingdom	3,269,186	9.7%
(1)
Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on February 4, 2020. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 5,312,427 shares and sole dispositive power for 5,373,825 shares.

(2)
Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 12, 2020. The Schedule 13G/A indicates The Vanguard Group has sole voting power for 71,320 shares, shared voting power for 6,005 shares, sole dispositive power for 2,713,760 shares and shared dispositive power for 72,909 shares.

(3)
Based solely on information contained in the Schedule 13G/A filed with the SEC by Janus Henderson Group plc, on its own behalf, on February 12, 2020. The Schedule 13G/A indicates Janus Henderson Group plc has shared voting power for 3,269,186 shares and shared dispositive power for 3,269,186 shares.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 6, 2020 by (i) each of the NEOs (as named below); (ii) each of our directors; (iii) each of our director nominees; and (iv) all of our directors and executive officers as a group. Percent of beneficial ownership is based upon 33,802,362 shares of the Company’s common stock issued and outstanding as of April 24, 2020.
Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of March 18, 2020 pursuant to the exercise of stock options or the vesting of stock awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.
Named Executive Officers, Executive Officers, Directors and Director Nominees:	Outstanding Shares Beneficially Owned	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class
Mr. Kennedy(1)	150,898	18,531	169,429	*
Dr. Paul(2)	17,438	0	17,438	*
Ms. Heine(2)	10,078	0	10,078	*
Mr. Levine(2)	19,978	0	19,978	*
Mr. Ludlum(2)x	39,406	0	39,406	*
Mr. Daskal	7,588	0	7,588	*
Ms. Schroeder(3)	7,931	0	7,931	*
Mr. Sullivan(3)	7,931	0	7,931	*
Mr. Davies(4)	35,903	0	35,903	*
Mr. Noll(5)	85,193	0	85,193	*
Dr. Chung(6)	141,757	0	141,757	*
All directors, director nominees and executive officers as a group (11 persons)	516,513	0	534,044	1.5%
*	Less than 1%

Natus Medical Incorporated | 2020 Proxy Statement	25

x	Mr. Ludlum will not be standing for reelection at our Annual Meeting and is retiring from the Board. He will no longer serve on the Board following the Annual Meeting.
(1)           Includes 118,746 shares subject to a right of repurchase that expire as to 22,695 shares in 2020, 67,240 shares in 2021, 18,668 shares in 2022, and 10,143 shares in 2023.
(2)           Includes 5,846 shares subject to a right of repurchase that expires in 2020.
(3)           Includes 2,923 shares subject to a right of repurchase that expires in 2020.
(4)           Includes 67,762 shares subject to a right of repurchase that expire as to 29,806 shares in 2020, 24,577 shares in 2021, 9,680 shares in 2022, and 3,719 shares in 2023.
(5)           Includes 30,124 shares subject to a right of repurchase that expire as to 20,968 shares in 2021, 6,553 shares in 2022, and 2,603 shares in 2023.
(6)           Includes 19,714 shares subject to a right of repurchase that expire as to 13,518 shares in 2021, 4,523 shares in 2022, and 1,673 shares in 2023.

26	Natus Medical Incorporated | 2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE OFFICERS
The biographical information regarding our current executive officers is set forth below, other than Mr. Kennedy, whose biographical information can be found under “Proposal 1—Election of Directors—Director Nominees”.  None of the executive officers has any family relationship with any other executive officer or any of our directors.

B. Drew Davies, age 54.  Mr. Davies has been Executive Vice President and Chief Financial Officer since October 2018.  Mr. Davies most recently served as Executive Vice-President and Chief Financial Officer of Extreme Networks since June 2016.  Prior to that, he served as Vice-President and Corporate Controller at Marvell Semiconductor Inc. from December 2015 until May 2016.  From August 2012 until December 2015, Mr. Davies was the Senior Vice President, Corporate Controller at Spansion, Inc., a provider of flash memory products that merged with Cypress Semiconductor Corporation in March 2015.  Prior to Spansion, Mr. Davies was Corporate Controller at Intersil Corporation from April 2009 to August 2012 and served as operations controller at Intersil from March 2008 to April 2009.  He also served as Chief Financial Officer of Nanoconduction, Inc. from March 2007 to March 2008 and as Director Finance and Administration for STATSChipPac from September 1999 to March 2007.  Mr. Davies holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science, Business Accounting degree from the University of Idaho.

Austin F. Noll, III, age 53.  Mr. Noll has been Executive Vice President and Chief Commercial Officer since January 2019.  Mr. Noll joined Natus in August 2012 as the Vice President and General Manager, Neurology SBU.  Prior to joining Natus, Mr. Noll served as the President and CEO of Simpirica Spine, a California-based start-up company that developed and commercialized a novel device for spinal stabilization from June 2009 to August 2012.  Prior to joining Simpirica Spine, Mr. Noll served as the President and CEO of NeoGuide Systems, a medical robotics company acquired by Intuitive Surgical, from November 2006 to May 2009.  Prior to joining NeoGuide Systems, Mr. Noll held numerous management positions at Medtronic over 13-year period, where he served as the Vice President and General Manager of the Powered Surgical Solutions and the Neurosurgery businesses from April 2004 to June 2005. Mr. Noll received a bachelor's degree in business administration from Miami University and a master's of business administration from the University of Michigan.

D. Christopher Chung, M.D., age 56.  Dr. Chung has served as our Vice President of Quality, Regulatory Affairs and Chief Medical Officer since January 2019.  Dr. Chung previously served as our Vice President of R&D and most recently as our Vice President Medical Affairs, Quality and Regulatory.  Dr. Chung also served as our Medical Director from October 2000 to February 2003.  From 2000 to 2007, Dr. Chung also served as a Pediatric Hospitalist at the California Pacific Medical Center in San Francisco.  From 1997 to 2000, Dr. Chung trained as a pediatric resident at Boston Children’s Hospital and Harvard Medical School.  Dr. Chung holds a Bachelor of Arts degree in Computer Mathematics from the University of Pennsylvania and a Doctor of Medicine degree from the Medical College of Pennsylvania-Hahnemann University School of Medicine.  Dr. Chung is board certified in Pediatrics and is a Fellow of the American Academy of Pediatrics.

Natus Medical Incorporated | 2020 Proxy Statement	27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program and the compensation awarded to, earned by or paid to our named executive officers in 2019.  The compensation described in this Compensation Discussion and Analysis was paid or awarded before the full global extent of COVID-19 became apparent.  The Compensation Committee intends to consider the business and financial impact of COVID-19 to Natus, our shareholders and our employees, in making future executive compensation decisions, including in evaluating our 2020 performance against goals in early 2021.  For 2019, our named executive officers are:
•	Jonathan A. Kennedy, our President and Chief Executive Officer;
•	B. Drew Davies, our Executive Vice President and Chief Financial Officer;
•	Austin F. Noll, III, our Executive Vice President and Chief Commercial Officer;
•	D. Christopher Chung, M.D., our Vice President of Quality, Regulatory Affairs and Chief Medical Officer;
•	Carsten Buhl, our former President and Chief Executive Officer, Otometrics SBU*; and
•	Leslie McDonnell, our former Vice President and General Manager, Newborn Care SBU*.
*Mr. Buhl and Ms. McDonnell each ceased employment with us in January 2019.
Executive Summary
Business Overview
We are a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.  Our product solutions are targeted toward three end markets:
•	Neuro, which includes products and services that provide diagnostic, therapeutic and surgical solutions in neurodiagnostics, neurocritical care and neurosurgery;
•	Newborn Care, which includes products and services for newborn care, including hearing screening, brain monitoring, eye imaging, jaundice management and various disposable newborn care supplies; and
•
Hearing & Balance (otometrics), which includes products for hearing assessment and diagnostics, and hearing aid fitting, including computer-based audiological, otoneurologic and vestibular instrumentation and sound rooms for hearing care professionals.

Our products have been setting the standard for patient care for over 80 years and are trusted by medical professionals in university medical centers, public and private hospitals, physician offices, clinics, research laboratories, and other sites around the world.
2019 Business Highlights
2019 was a transformative year for us.  In January 2019, we announced our “One Natus” strategy, a new organizational structure designed to improve our operational performance and make us a stronger, more profitable company.  As part of this new organizational structure, we have created a single, unified company by consolidating our Neuro, Newborn Care, and Hearing & Balance business units.  We believe that this change will increase our efficiency and cross-functional collaboration across common technologies, processes and customer channels and better position us for future growth.
As part of this strategy, and in order to refocus on our more profitable core medical device businesses, in 2019 we exited five non-core businesses, including Global Neurodiagnostics (GND), our ambulatory EEG video service, our Argentinian subsidiary, Medix Medical Devices, SRL (Medix), and our NeuroCom balance product line, and, in January 2020, we completed the transition of our Peloton hearing screening services business to an external provider.  In addition, we simplified our supply chain, consolidating multiple distribution centers and two of our manufacturing locations in 2019.
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We made significant progress towards achieving our strategic objectives and improving our financial performance in 2019.  Our gross profit margin for 2019 was 59.0%, compared to 57.3% for 2018, although our GAAP and non-GAAP net income and earnings per diluted share decreased slightly compared to 2018.  Our Neuro business unit experienced growth, with an approximately 3% year-over-year increase in revenue compared to 2018, but revenues for our Newborn Care and Hearing & Balance business units declined. Overall, in 2019, we completed the restructuring of the Company and strengthened our balance sheet by generating over $60 million in cash from operations and paid down $55 million in debt.  We believe that these actions, in addition to implementing additional cost control measures, have put us in a strong financial position and have positioned us well to succeed through this historically challenging time.
Executive Compensation Highlights
We made significant changes to our executive compensation program during 2019, including the following:
•
To further link compensation paid to performance attained, we granted market stock units (MSUs) and PSUs to our executive officers in 2019.  The MSUs are eligible to vest based on our stock price performance over a three-year performance period.  The PSUs will only be eligible to be earned and to vest if pre-established performance goals related to relative TSR are achieved.  Our 2019 equity program for our executive officers generally consisted of 50% restricted stock unit awards (RSUs), 25% MSUs and 25% PSUs (based on grant date fair value, assuming target performance).  Our CEO received an equity grant in 2019 that was consistent with other grants made to our executive officers.

•	We adopted a clawback policy covering incentive compensation paid or awarded to our executive officers to disincentivize excessive risk-taking.
Executive Transitions
During 2019, there were significant changes within our executive team.  In January 2019, Mr. Noll, who previously served as our Vice President and General Manager, Neurology SBU, assumed the role of Executive Vice President and Chief Commercial Officer and Dr. Chung assumed the additional role of Chief Medical Officer.  Also, as of January 2019, Mr. Buhl, our former President and Chief Executive Officer, Otometrics SBU, and Ms. McDonnell, our former Vice President and General Manager, Newborn Care SBU, ceased to be employed by the Company.
Our Compensation Philosophy and Objectives
The primary objectives of our executive compensation program are to:
•
Attract Strong Executives.  We believe that attracting strong, qualified executive talent is essential to achieving our business objectives and continuing our growth trajectory, and that offering competitive compensation is necessary to attract this talent.  To that end, our Compensation Committee regularly reviews compensation paid by our peer group companies and in the market in which we compete for talent and seeks to offer market competitive compensation to executive officers.

•
Retain Executive Talent.  We operate in a market and in geographical areas where there is significant competition for executive talent and we view our executive compensation program as a key factor in our efforts to retain our executive team, who are important to our success in achieving our business objectives.  To enhance retention, the long-term equity awards made to our executive officers are eligible to vest based on continued employment over multiple years and, for performance-based equity awards, our long-term performance. As described in further detail below, in 2019 we began granting performance-based equity awards to all of our executive officers.

•
Link Compensation to Achievement of our Business Objectives.  We believe that a significant portion of our executive officers’ compensation should be tied to the achievement of key business objectives in order to incentivize our executives to create shareholder value.  Accordingly, annual bonuses are based on our achievement of business goals and objectives and are only paid if certain pre-established business goals and objectives are achieved.

•
Incentivize Increases in Long-Term Shareholder Value.  We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should be impacted by changes in the value of our common stock

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

over time.  Accordingly, we grant our executives long-term equity awards on an annual basis and have adopted stock ownership guidelines that will require them to acquire and maintain specified levels of our common stock.  To further link compensation paid to performance attained, we implemented MSUs and PSUs as part of our executive compensation program for annual equity awards granted in 2019.

Characteristics of our Executive Compensation Program
Our executive compensation program includes a number of features that we believe are consistent with good corporate governance and align the interests of our named executive officers with those of our shareholders, including the following:
WHAT WE DO
✓
Link Pay to Performance.  Annual bonus payouts are based on the achievement of pre-established strategic and financial performance goals, with no discretionary adjustments for individual performance.  To further link pay to performance, in 2019, we implemented MSUs and PSUs as part of our executive compensation program for annual long-term equity awards made to all of our executive officers, as described in further detail on page 35.

✓
Maintain Executive Stock Ownership Guidelines.  Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold equity having a value ranging from 1.0x to 5.0x their annual base salary.

✓	Subject Incentive Compensation to our Clawback Policy. In 2019 we adopted a clawback policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
WHAT WE DON’T DO
✗	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
✗	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2018 Equity Incentive Plan.
✗	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
✗
Pay Excessive Compensation. Beginning in 2019 and continuing into 2020, we have targeted the total direct compensation (base salary, target annual bonus and target long-term equity awards) for our NEOs at the 50th percentile of the peer group market data.

✗	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

Our Compensation Setting Process
In General
Our Compensation Committee administers our executive compensation program and is responsible for all compensation decisions relating to our executive officers, including our named executive officers.  Because Mr. Buhl and Ms. McDonnell were expected to, and did, cease employment with us in January 2019, the information below relating to our Compensation Committee’s process for determining compensation generally applies to our named executive officers other than Mr. Buhl and Ms. McDonnell.
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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Consultant
For 2019, our Compensation Committee retained Willis Towers Watson as its independent compensation consultant.  Willis Towers Watson provides the Compensation Committee with advice on a broad range of executive and non-employee director compensation-related matters and its services include:
•	Apprising our Compensation Committee of compensation-related trends and market developments;
•	Providing updates on legal and regulatory developments;
•	Developing, reviewing and assessing our compensation peer group;
•	Providing data regarding the compensation practices of our peer group and other companies;
•	Assessing the market competitiveness of our executive and non-employee director compensation programs; and
•	Identifying potential changes to our executive and non-employee director compensation programs.
Willis Towers Watson attends meetings of our Compensation Committee on an as-requested basis.  Our Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising this committee.
Peer Group and Comparison Data
Consistent with our compensation philosophy and objectives, our Compensation Committee believes that one of its primary responsibilities is to maintain an executive compensation program that attracts and retains qualified executives and believes that providing market-competitive compensation is essential to fulfill its responsibilities.  In determining compensation for our executive officers, our Compensation Committee considers compensation paid by companies that we believe to be the competitors with which we compete for executive talent.  On an annual basis our Compensation Committee works with Willis Towers Watson to identify an appropriate peer group for compensation comparison purposes.  When determining our peer companies, we focus on companies in our industry with generally similar revenues and to a lesser extent, market capitalization.  For 2019, our peer group consisted of the following fifteen companies:
2019 Peer Group
	Avanos Medical, Inc.		Nevro Corp.
NuVasive, Inc.	Omnicell, Inc.	Quidel Corporation	AngioDynamics, Inc.
Haemonetics Corporation	Merit Medical Systems, Inc.	Insulet Corporation	Lantheus Holdings, Inc.
CONMED Corporation	Globus Medical, Inc.	Accuray Incorporated	Penumbra, Inc.

In June of 2019, Avanos Medical, Inc., CyroLife, Inc., Quidel Corporation and Nevro Corp. were added to our peer group and NxStage Medical, Inc., which was acquired by Fresnius Medical Care, and Masimo Corporation and ABIOMED, Inc., each of which had a market capitalization above our range, were removed.  As compared to this peer group, our revenues were in approximately the 44th percentile and our market capitalization was in approximately the 22rd percentile.
In addition to proxy data from companies in our peer group, our Compensation Committee also reviews data from compensation surveys covering the primary markets and locales in which the Company operates.  Our Compensation Committee combines this peer group and survey data to create a market composite and considers this composite to be reflective of the market for purposes of reviewing and assessing the compensation of our named executive officers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

2019 Annual Meeting Say-on-Pay Vote
At our 2019 Annual Meeting, our shareholders approved, on an advisory basis, the compensation of our named executive officers for 2018, with approximately 94% of the votes cast voting in favor of the proposal.  As context for assessing this level of approval, at our 2018 Annual Meeting, approximately 71% of the votes cast voted in favor of the compensation of our named executive officers for 2017.  Our Compensation Committee viewed the significant increase in shareholder support for our executive compensation program as evidence that shareholders viewed the changes we have made to our executive compensation program since our 2018 Annual Meeting favorably.  These changes include:
•	Adopted stock ownership guidelines for our named executive officers and non-employee directors.
•	Adopted a clawback policy covering incentive compensation awarded or paid to our executive officers.
•	The Committee adopted a pay philosophy for 2019 of targeting market median for total direct compensation for our executive officers.
•
Departed from our historical practice of granting only time-vesting restricted stock and RSUs and in 2018 granted Mr. Kennedy PSUs and a stock option in connection with his promotion and Mr. Davies PSUs in connection with his hire.

•
Implemented performance-based equity in the form of PSUs and MSUs as part of our executive compensation program for annual equity awards made to all of our executive officers in 2019 in order to further align the interests of our executives and our shareholders.

Although the say-on-pay vote is not binding, our Compensation Committee considered the results of say-on-pay vote at our 2019 Annual Meeting and, as a result of this vote, has not made any significant changes to our executive compensation program other than as described above.
Role of Management
Each year, our Chief Executive Officer, working with other members of management, prepares recommendations relating to the compensation of our other executive officer and the performance metrics and goals to be used under our annual bonus plans. In formulating these recommendations, our Chief Executive Officer also provides his assessment of each other executive officer’s performance.   Our Chief Executive Officer attends Compensation Committee meetings but is not present for, and does not participate in, any discussions concerning his own compensation.  All decisions relating to the compensation of our executive officers are made solely by our Compensation Committee.

Factors Considered in Determining Compensation
We believe that in order to attract and retain executive talent, each component of our executive compensation program must be in line with market levels.  In determining the compensation paid or awarded to our executive officers, our Compensation Committee reviews peer group and other market data, as described above, and considers market compensation practices.  For our executive officers, base salaries and annual bonuses and long-term equity awards at grant were generally targeted at the 50th percentile of the market for 2019, assuming target level performance. However, in determining compensation for our executive officers, market data is only one factor considered by our Compensation Committee.  It also takes into consideration, among other things, recommendations by our Chief Executive Officer (other than with respect to his own compensation), retention and internal pay equity considerations, the executive’s individual experience and performance, our corporate performance, the results of our most recent say-on-pay vote and industry trends.
Elements of Compensation
Our executive compensation program primarily consists of cash compensation in the form of salary and annual bonuses and long-term equity awards.
Base Salary
We believe that providing a competitive base salary is essential to attract and retain executive talent in the competitive market in which we operate.  The base salaries for our named executive officers were initially
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EXECUTIVE COMPENSATION AND OTHER INFORMATION

established when the named executive officer began employment with us.  Each year our Compensation Committee reviews and determines the base salaries for our named executive officers, taking into consideration the factors described above.
In connection with our Compensation Committee’s annual review for 2019, the base salary for Mr. Noll was increased effective January 1, 2019 in connection with his appointment as Chief Commercial Officer.  The base salary for Dr. Chung was increased effective July 1, 2019 in recognition of the additional responsibilities he assumed in connection with his appointment as our Chief Medical Officer.  The base salaries for our other named executive officers remained the same as their 2018 base salaries. The table below sets forth the 2019 and 2018 annual base salary for each of our currently employed named executive officers.
Executive	2018 Annual Base Salary	2019 Annual Base Salary
Jonathan A. Kennedy	$650,000	$650,000
B. Drew Davies	$450,000	$450,000
Austin F. Noll, III	$375,000	$420,000
D. Christopher Chung, M.D.	$310,000	$360,000

Annual Bonus
We believe that a substantial portion of the cash compensation that our executive officers are eligible to receive should be directly tied to our performance.  Our annual bonus plans are designed to incentivize and reward the achievement of key strategic and financial performance goals that we believe are important for our success and will drive increases in shareholder value.  Our Compensation Committee determines the performance metrics and goals for our annual bonus plans on an annual basis, primarily based on our annual business plan and after receiving the recommendations of our Chief Executive Officer as described above.  Our Compensation Committee strives to set challenging, but achievable, performance goals that it believes will promote the attainment of the short-term business objectives reflected in our annual business plan while also supporting our longer-term business objectives and driving increases in shareholder value.  The rigor of these goals is demonstrated by our historic annual bonus payouts.  No annual bonuses were paid to our named executive officers for 2017 or 2018.
Our Compensation Committee determines the target annual bonus opportunities for our named executive officers on an annual basis, taking into consideration the factors described above under “Factors Considered in Determining Compensation”.  In January 2019, our Compensation Committee determined the 2019 target annual bonus for each of our named executive officers.  In connection with his appointment as Executive Vice President and Chief Commercial Officer, the target annual bonus opportunity for Mr. Noll was increased from 50% to 65% of his annual base salary.  The target annual bonus opportunity for Dr. Chung was increased from 40% to 50% of his annual base salary in connection with his appointment as our Chief Medical Officer.  The target annual bonus opportunities for 2019 for our other currently employed named executive officers remained the same as their 2018 target annual bonus opportunities.  Mr. Buhl and Ms. McDonnell were not eligible to receive annual bonuses for 2019 due to their departures.  The table below sets forth the target annual bonus opportunity, as a percentage of annual base salary, for each of our currently employed named executive officers for 2019.
Executive	Target Annual Bonus (as a percentage of annual base salary)
Jonathan A. Kennedy	100%
B. Drew Davies	65%
Austin F. Noll, III	65%
D. Christopher Chung, M.D.	50%

To support our One Natus strategy, our Compensation Committee selected strategic performance metrics relating to our restructuring, product rationalization, strategic plan, and quality and compliance for our 2019 annual bonus plans, as well as a financial performance metric, non-GAAP operating margin.  Our Compensation Committee selected these strategic metrics and goals because it believed that they would incentivize our executives to focus

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
on the critical elements of our One Natus strategy. Additionally, because it expected that 2019 would be a transformational year for the Company, the Committee selected non-GAAP operating margin as the financial metric for the 2019 bonus plans.  Non-GAAP operating margin reflects efficiency in managing our resources and our overall financial health and was consistent with the One Natus strategy.  Unlike prior years, and consistent with our One Natus strategy, all performance metrics and goals were based on our corporate performance as a whole and our annual bonus plans did not include any business unit or individual goals.
Achievement of the threshold level performance goal was required for a named executive officer to receive any payout in respect of the applicable performance metric.  With respect to each performance metric, achievement of the threshold performance goal would result in a 50% payout, achievement of the target performance goal would result in 100% payout and achievement of the maximum performance goal would result in 200% payout, with interpolation between performance levels for our financial performance metric as described below.  The table below sets forth the performance metrics for our named executive officers under our 2019 annual bonus plans, the weighting of each metric and the threshold, target and maximum performance goals for each metric.
Performance Metric		Weighting	Performance Goal	Threshold Goal	Target Goal	Maximum Goal
Strategic	Restructuring	20%	Identify and notify all impacted employees in all functional areas other than manufacturing	Complete by or after September 2019	Complete by August 2019	Complete by June 2019
			Divestitures of hearing screening service, in-home neurological screening service, Argentinian subsidiary, and sound room businesses	Complete two divestitures	Complete three divestitures	Complete sale of hearing screening service to third party
	Product Rationalization and Strategic Plan	10%	Present a strategic plan for all products and markets	Complete and present after September 2019	Complete and present in September 2019	Complete and present by June 5, 2019
	Quality and Compliance	10%	Establish a plan to consolidate the Company’s nine Quality Systems to five by 2022	Plan established by May 2019	Plan established by May 2019 and one quality system closed in 2019	Plan established by May 2019 and two quality systems closed in 2019
			Achieve Medical Device Regulation (MDR) product readiness	Deliver product plan by April 30, 2019	Achieve product readiness by year end of 2019 and have first product technical document file approved by the notified body for all 9 quality systems	Achieve product readiness by September 2019
Financial	Non-GAAP Operating Margin	60%	2019 Non-GAAP Operating Margin	12%	12.7%	17% or more
For purposes of our 2019 annual bonus plans, achievement of the target level of non-GAAP operating margin would result in a payout of 100% of target with respect to that metric.  Non-GAAP operating margin for 2019 was calculated by determining GAAP operating margin and then excluding amortization of acquisition-related intangibles, acquisition-related costs, restructuring costs, including severance, facility closure, outside assistance and other costs and expenses, shareholder litigation defense and settlement costs and costs relating to activist shareholders, legal judgements and associated defense costs.  Our Compensation Committee believes these adjustments are appropriate because these costs and expenses are of a non-recurring nature and do not accurately reflect our performance.
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The table below sets forth our 2019 performance, and the payout percentage and weighted payout percentage with respect to each performance metric for 2019.
Performance Metric		Weighting	2019 Performance	Payout Percentage	Weighted Payout Percentage

Strategic	Restructuring	20%	100%	100%	25%
			200%
	Product Rationalization and Strategic Plan	10%	200%	200%	20%
	Quality and Compliance	10%	100%	100%	20%
			100%
Financial	Non-GAAP Operating Margin*	60%	12.2%	64%	39%
Total					95%

*For 2019, our non-GAAP operating margin was 12.2%, as described in further detail in our earnings release filed with the SEC on February 6, 2020.  A reconciliation of our non-GAAP operating margin to our GAAP operating margin as reported in our audited financial statements is also included in such earnings release.
Annual bonus payouts for our currently employed named executive officers were determined by multiplying the named executive officer’s target annual bonus opportunity by the weighted payout percentage determined based on our performance in 2019 against the strategic and financial goals described above.  Although our Compensation Committee retains discretion to adjust annual bonus payouts in its discretion, no such adjustments were made for 2019.  The annual bonus payouts for 2019 for our currently employed named executive officers is set forth in the table below.
Executive	Annual Bonus Payout
Jonathan A. Kennedy	$ 617,760
B. Drew Davies	$ 277,992
Austin F. Noll, III	$259,459
D. Christopher Chung, M.D.	$171,072

Long-Term Equity Awards
We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should receive equity-based awards the value of which will be dependent on our stock price performance.  Long-term equity awards are a critical component of our executive compensation program because they contribute to a culture of ownership among our employees, align their interests with the interests of our shareholders and preserve our cash resources.
We grant long-term equity awards on an annual basis to our executive officers and certain other employees.  Our Compensation Committee annually determines the value of the equity awards to be granted to our executive officers, taking into consideration the factors described above under “Factors Considered in Determining Compensation”.  In addition, we typically grant long-term equity awards to executive officers in connection with their hires and in connection with promotions or significant changes in responsibilities.
Since December 2014, we have primarily granted restricted stock or RSUs to employees located in the United States and RSUs to employees located elsewhere.  We believe that restricted stock and RSUs directly align the

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EXECUTIVE COMPENSATION AND OTHER INFORMATION
interests of our executives with those of our shareholders because the ultimate value received in respect of the awards depends on the performance of our common stock after the date of grant.  Restricted stock and RSUs also encourage retention through time-based vesting.  Restricted stock and RSUs granted to our executive officers typically vest over four years, generally subject to continued employment with us through the applicable vesting date.  In 2018, we also granted PSUs and stock options to Mr. Kennedy in connection with his promotion to President and Chief Executive Officer and granted PSUs to Mr. Davies in connection with his hire.  We believe that these awards provide additional alignment of these executives’ interests with those of our shareholders because the ultimate value received in respect of the PSUs depends both on the performance of our common stock after the date of grant and our TSR performance relative to a pre-established comparator group of companies and because the options provide value only if the value of our common stock appreciates after grant.  In 2019, we began to incorporate PSUs and MSUs in annual long-term equity awards for all of our named executive officers, as described below. In our view, a combination of PSUs and MSUs provides a balanced incentive to the executives to contribute to the creation of shareholder value on an absolute basis via MSUs and on a relative basis via RSUs.
2019 Annual Equity Awards
In January 2019, each of our currently employed named executive officers was granted long-term equity awards consisting of 50% RSUs, 25% PSUs and 25% MSUs, based on grant date value and assuming target performance.  Mr. Buhl and Ms. McDonnell were not eligible to receive long-term equity awards for 2019 due to their departures.  The number of RSUs, PSUs and MSUs granted to each of our currently employed named executive officers is set forth in the table below:

Executive	RSUs	PSUs (at target)	MSUs (at target)
Jonathan A. Kennedy	40,572	20,286	20,286
B. Drew Davies	14,877	7,438	7,439
Austin F. Noll, III	10,414	5,207	5,207
D. Christopher Chung, M.D.	6,694	3,347	3,347

The RSUs vest as to 25% of the shares on each of January 2, 2020, January 2, 2021, January 2, 2022 and January 2, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date, with accelerated vesting in connection with certain terminations of employment as described under “Potential Payments Upon a Termination or Change in Control” below.
The PSUs are eligible to be earned, as to 0%-200% of the PSUs, based on our total shareholder return (“TSR”) compared to a pre-established comparator group of companies over a three-year performance period.  The PSUs are eligible to be earned as follows, with straight line interpolation between performance levels and the number of PSUs capped at 100% if our TSR is negative:
Relative TSR Percentile Rank	Percentage of PSUs Earned
<35th Percentile	0%
35th Percentile	50%
60th Percentile	100%
90th Percentile or above	200%
The MSUs are eligible to be earned, as to 0%-200% of the MSUs, based on the closing price of our common stock on December 31, 2021, the last day of the three-year performance period.  The number of MSUs that are earned will be calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price
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for our common stock on December 31, 2021 by $34.04, the closing price of our common stock on December 31, 2018, subject to a 200% maximum.  If the closing price of our common stock on December 31, 2021 does not exceed $23.83 (70% of the closing price of our common stock on December 31, 2018), none of the MSUs will be earned.
To the extent earned, the PSUs will vest on December 31, 2021 and the MSUs will vest on December 31, 2021 in each case, generally subject to the named executive officer’s continued employment with us through the applicable vesting date, with accelerated vesting in connection with certain terminations of employment as described under “Potential Payments Upon a Termination or Change in Control” below.
Other Elements of Compensation
Employee Stock Purchase Plan
We maintain our 2011 Employee Stock Purchase Plan, or our ESPP, to encourage our employees to acquire shares of our common stock in order to better align their interests with those of our other shareholders.  Our named executive officers are eligible to participate in our ESPP on the same basis as our other employees.
Employee Benefits
Our currently employed named executive officers are eligible to receive broad-based benefits that are available to all of our salaried employees, including, health, dental, vision, group life, disability and accidental death and dismemberment insurance benefits and retirement benefits under our 401(k) plan, subject to applicable plan terms.  Our named executive officers are eligible to participate in all of our employee benefit plans on the same basis as our other employees.

Perquisites and Personal Benefits
We generally do not provide any perquisites or personal benefits to our named executive officers that are not provided to our other employees.  However, from time to time we do offer relocation and other limited personal benefits to our executive officers.
Hedging
We do not currently maintain any practices or policies regarding the ability of our employees (including executive officers) or directors, or any of their designees, to purchase financial instruments or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Change in Control and Severance Benefits
We have entered into employment agreement with each of our named executive officers who are currently employed by us, which provide for initial base salaries and severance payments and benefits in connection with certain terminations of employment, including in connection with a change in control.  These severance payments and benefits are more fully described below under “Potential Payments upon Termination or Change in Control.” We believe that reasonable severance payments and benefits are necessary to attract and retain executives and are important in incentivizing them to pursue a transaction that could result in a change in control if it is in the best interests of our shareholders, regardless of whether it creates uncertainty for them personally.

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Other Executive Compensation Policies and Practices
Stock Ownership Guidelines
To further align their interests with those of our shareholders, we have adopted stock ownership guidelines for our named executive officers and directors.  Under these guidelines, our named executive officers and directors are required to acquire and maintain equity having a value equal to the following multiple of their annual base salary or cash compensation, as applicable, following the completion of a five-year phase-in period:
Position	Required Stock Ownership
Chief Executive Officer	5.0x annual base salary
Chief Financial Officer	2.0x annual base salary
Other Named Executive Officer	1.0x annual base salary
Non-Employee Director	5.0x annual retainer

Restricted and unrestricted shares of stock and shares of our common stock underlying RSUs and MSUs count toward the satisfaction of our stock ownership guidelines, but shares underlying unvested PSUs do not.
Clawback Policy
Our Compensation Committee approved a clawback policy in 2019 that covers annual and long-term incentive compensation awarded or paid to our named executive officers.  Under this policy, if we are required to restate our financial statements due to fraud, misconduct or SEC or financial non-compliance and the amount of annual or long-term incentive compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, our Compensation Committee may, in its discretion, recover the amount of the excess compensation awarded or paid during the three-year period preceding the date of such restatement.  We believe this clawback policy enhances the accountability of our executive officers and significantly mitigates the risks associated with our executive compensation program.
Compensation Risk Assessment
Our Compensation Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
Our Compensation Committee may consider the tax and accounting consequences of compensation paid under our executive compensation program.  Our Compensation Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains and rewards the executives necessary for our success.  Accordingly, the Compensation Committee has paid, and will continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.
The Compensation Committee:
Thomas J. Sullivan (Chair)
Joshua H. Levine
Kenneth E. Ludlum (until the 2020 Annual Meeting)

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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Summary Compensation Table
The table below sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us during 2019 and, if applicable, 2018 and 2017.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)(5)	All other compensation ($)(6)	Total ($)
Jonathan A. Kennedy President and Chief Executive Officer	2019	650,000	617,760	2,062,478	—	—	5,310	3,355,548
	2018	569,231	—	2,179,067	817,803	—	5,560	4,645,618
	2017	489,103	—	1,113,600	—	182,578	5,578	1,790,859
B. Drew Davies Executive Vice President and Chief Financial Officer(1)	2019	450,000	277,992	750,007	—	—	5,742	1,483,741
	2018	103,846	—	1,788,590	—	—	153,306	1,957,301
Austin F. Noll, III Executive Vice President and Chief Commercial Officer	2019	420,000	259,459	350,415	—	—	5,742	1,035,216
	2018	375,000	—	603,560	—	—	5,992	984,552
	2017	367,244	—	556,800	—	—	6,020	1,021,840
D. Christopher Chung, M.D. Vice President of Quality, Regulatory Affairs and Chief Medical Officer	2019	340,000	171,072	224,985	—	—	6,822	737,093
	2018	310,000	—	435,480	—	—	7,072	752,552
	2017	310,000	—	320,160	—	—	6,020	636,180
Carsten Buhl Former President and Chief Executive Officer, Otometrics SBU(2)	2019	325,980	—	656,383	—	—	—	982,363
	2018	286,080	—	725,006	—	—	51,989	1,063,075
Leslie McDonnell Former Vice President and General Manager, Newborn Care SBU(2)	2019	18,847	—	504,575	—	—	—	523,422
	2018	297,427	—	500,012	—	—	162,500	959,939

(1)	Mr. Davies commenced employment with us on October 1, 2018 as our Executive Vice President and Chief Financial Officer.
(2)
Mr. Buhl and Ms. McDonnell commenced employment with us in February 2018 and ceased employment with us in January 2019.  Mr. Buhl’s cash compensation was paid in Danish Kroners (DKK) and is converted in the table above and the tables below to U.S. dollars based on the conversion rate in effect on December 31, 2018 of 6.6628 DKK to one U.S. dollar.

(3)
The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards, RSUs, PSUs and MSUs granted to our named executive officers in the applicable year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.  The grant date fair value of PSUs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant. The assumptions that we used in computing the foregoing amounts are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2019 and in Note 14 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2018 and December 31, 2017.  The aggregate grant date fair value of the PSUs and MSUs reported in this column are also included in the table below (based on the probable outcome of performance conditions), along with the aggregate grant date fair value of such awards if the maximum level of performance conditions is achieved.

Executive		Grant Date Fair Value of PSUs and MSUs (based on the probable outcome of performance conditions) ($)	Grant Date Fair Value of PSUs and MSUs (based on the maximum achievement of performance conditions) ($)
Jonathan A. Kennedy	2019	1,375,000	2,750,000
	2018	800,000	1,600,000
B. Drew Davies	2019	500,000	1,000,000
	2018	850,000	1,700,000
Austin F. Noll, III	2019	350,000	700,000
D. Christopher Chung, M.D.	2019	225,000	450,000

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No PSUs or MSUs were granted to Mr. Null or Dr. Chung prior to 2019 or to Messrs. Kennedy or Davies prior to 2018 and no PSUs or MSUs were granted to Mr. Buhl or Ms. McDonnell. The amount reported in this column for 2019 for Mr. Buhl and Ms. McDonnell reflects the incremental fair value, computed in accordance with ASC Topic 718, associated with the accelerated vesting of the stock awards in connection with their cessation of employment.

(4)
The amount reported in this column reflects the aggregate grant date fair value of the stock option granted to Mr. Kennedy in connection with his promotion, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.  The assumptions that we used in computing this amount are described in Note 14 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2018.

(5)	The amounts reported in this column reflect the annual bonuses earned by our named executive officers in the applicable year.
(6)
The amounts reported in this column for 2019 for all of the named executive officers other than Mr. Buhl, Ms. McDonnell, and Mr. Davies reflect 401(k) matching contributions and group life insurance premiums paid on behalf of our named executive officers.  For Mr. Davies, the amount reported also includes $150,000 of relocation expenses that were reimbursed to him during 2018.  For Mr. Buhl and Ms. McDonnell, the amounts included represent severance payments made in conjunction with the termination of their employment with the Company.

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Grants of Plan-Based Awards Table
The table below sets forth the grants of plan-based awards granted to our named executive officers during 2019.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)(6)
		Threshol d ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jonathan A. Kennedy	— (1)	325,000	650,000	1,300,000	—	—	—	—	—
	1/17/2019(2)	—	—	—	—	—	—	40,572	1,374,945
	1/17/2019(3)	—	—	—	10,143	20,286	40,572	—	687,472
	1/17/2019(4)	—	—	—	14,208	20,286	40,572	—	687,472
B. Drew Davies	— (1)	146,250	292,500	585,000	—	—	—	—	—
	1/17/2019(2)	—	—	—	—	—	—	14,877	500,001
	1/17/2019(3)	—	—	—	3,719	7,438	14,877	—	249,984
	1/17/2019(4)	—	—	—	5,209	7,438	14,877	—	249,984
Austin F. Noll, III	— (1)	121,875	243,750	487,500	—	—	—	—	—
	1/17/2019(2)	—	—	—	—	—	—	10,414	350,004
	1/17/2019(3)	—	—	—	2,604	5,207	10,414	—	175,002
	1/17/2019(4)	—	—	—	3,647	5,207	10,414	—	175,002
D. Christopher Chung, M.D.	— (1)	77,500	155,000	310,000	—	—	—	—	—
	1/17/2019(2)	—	—	—	—	—	—	6,400	224,978
	1/17/2019(3)	—	—	—	1,674	3,347	6,694	—	175,006
	1/17/2019(4)	—	—	—	2,345	3,347	6,694	—	175,002
Carsten Buhl(5)	—	—	—	—	—	—	—	—	656,383
Leslie McDonnell(5)	—	—	—	—	—	—	—	—	504,575

(1)
The amounts reported in these rows reflect the threshold, target and maximum annual bonus opportunity for the applicable named executive officer for 2019. The actual annual bonuses paid to our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
The number of shares reported in these rows reflects the number of RSUs granted to the applicable named executive officer. The RSUs vest as to 25% of the shares on each of January 2, 2020, January 2, 2021, January 2, 2022 and January 2, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(3)
The number of shares reported in these rows reflects the threshold, target and maximum number of PSUs granted to the applicable named executive officer that may be earned based on our TSR compared to our peer group over a performance period ending on December 31, 2021.  If our TSR is in the 35th percentile compared to the TSR of this peer group, 50% of the target number of PSUs will be earned, if our TSR is in the 60th percentile, 100% of the target number of PSUs will be earned, and if our TSR is in the 90th percentile or above, 200% of the target number of PSUs will be earned.  No PSUs will be earned if our TSR is below the 35th percentile compared to the TSR of our peer group.  To the extent earned, the PSUs will vest on December 31, 2021, generally subject to the applicable named executive officer’s continued employment with us through such date.

(4)
The number of shares reported in these rows reflects the threshold, target and maximum number of MSUs granted to the applicable named executive officer that may be earned based on our stock price.  The number of MSUs that are earned is calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price of our common stock on December 31, 2021 by $34.04, the closing price of our common stock on December 31, 2018, up to a maximum of 200% of the target number of MSUs.  If the closing price of our common stock on December 31, 2021 does not exceed $23.83 (70% of the closing price of our common stock on December 31, 2018), no MSUs will be earned.  To the extent earned, the MSUs will vest on December 31, 2019, generally subject to the applicable named executive officer’s continued employment with us through such date.

(5)
Mr. Buhl and Ms. McDonnell ceased employment with us in January 2019.  They were not eligible to receive annual bonuses for 2019 and were not granted any equity awards for 2019.  The amounts reported for Mr. Buhl and Ms. McDonnell reflect the incremental fair

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value, computed in accordance with ASC Topic 718, associated with the accelerated vesting of the stock awards in connection with their cessation of employment.
(6)
The amounts reported in this column reflect the aggregate grant date fair value of the applicable stock award granted to the applicable named executive officer, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.  The grant date fair value of PSUs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant.  See note (3) to the Summary Compensation Table above for more information as to how these awards were valued and for the grant date fair value of the PSUs and MSUs if maximum performance levels were achieved.

Outstanding Equity Awards at Fiscal Year-End Table
The table below sets forth the outstanding equity awards held by our named executive officers as of December 31, 2019.
Name	Option awards				Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Jonathan A. Kennedy	—	—	—	—	5,495(2)	181,280
	—	—	—	—	16,000(3)	527,840
	—	—	—	—	34,100(4)	1,124,959
							22,695(5)	748,708
					40,572 (6)	1,338,470
	—	—	—	—			20,286(7)	699,235
	—	—	—	—			20,286(8)	699,235
	18,531	55,593(9)	35.25	7/11/2024	—	—	—	—
B. Drew Davies	—	—			17,884(10)	589,993	—	—
							23,845(5)	786,647

					14,877 (6)	490,793
	—	—					7,438(7)	245,380
							7,438(8)	245,380
Austin F. Noll, III	—	—	—	—			—	—
	—	—	—	—	2,913(2)	96,100	—	—
	—	—	—	—	8,000(3)	263,920	—	—
	—	—	—	—	15,800(4)	521,242	—	—
					10,414(6)	343,558
	—	—	—	—	—	—	5,207 (7)	171,779
	—	—	—	—	—	—	5,207 (8)	171,779

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D. Christopher Chung, M.D.	1,648	54,368
	4,600
	11,400
	6,694 (6)	220,836
			3,347(7)	110,418
			3,347(8)	110,418
Carsten Buhl(11)
Leslie McDonnell(11)

(1)
The amounts reported in this column reflect the market value of the applicable award based on the closing price of a share of our common stock on December 31, 2019 ($32.99).  For this purpose, the PSUs and MSUs are valued based on the target level of achievement of applicable performance conditions.

(2)
The number of shares reported reflects shares of restricted stock that were granted to the named executive on January 1, 2016 and were not vested as of December 31, 2019.  These shares vested on January 1, 2020.

(3)
The number of shares reported reflects shares of restricted stock that were granted to the named executive on January 1, 2017 and were not vested as of December 31, 2019.  50% of these shares vested on January 1, 2020 and the remaining 50% of these shares are scheduled to vest on January 1, 2121, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(4)
The number of shares reported reflects the number of shares of restricted stock granted to the named executive officer on January 2, 2018.  50% of these shares vested on January 2, 2020 and 25% of these shares are scheduled to vest on each of the third and fourth anniversaries of the date of grant, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(5)
The number of shares reported reflects the number of shares that would be earned by Mr. Kennedy or Mr. Davies, as applicable, in respect of the PSUs that were granted to them in 2018 if the applicable performance conditions were achieved at target levels. The PSUs are eligible to be earned based on our TSR compared to a pre-established comparator group of companies over a performance period that ends on December 31, 2020. To the extent earned, the PSUs will vest on December 31, 2020, generally subject to the named executive officer’s continued employment with us through such date.

(6)
The number of shares reported reflects the number of RSUs granted to the named executive officer on January 17, 2019.  The RSUs are scheduled to vest as to 25% of the shares on each of January 2, 2020, January 2, 2022, January 2, 2023 and January 2, 2024, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(7)
The number of shares reported reflects the number of shares that would be earned by the named executive officers in respect of the PSUs that were granted to them on January 17, 2019 if the applicable performance conditions were achieved at target levels. The PSUs are eligible to be earned based on our TSR compared to a pre-established comparator group of companies over a performance period that ends on December 31, 2021. To the extent earned, the PSUs will vest on December 31, 2021, generally subject to the named executive officer’s continued employment with us through such date.

(8)
The number of shares reported reflects the number of shares that would be earned by the named executive officers in respect of the MSUs that were granted to them on January 17, 2019 if the applicable performance conditions were achieved at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December 31, 2021 compared to the closing price of our common stock as of December 31, 2018. To the extent earned, the MSUs will vest on December 31, 2021, generally subject to the named executive officer’s continued employment with us through such date.

(9)
The number of shares reported reflects the number of shares that are subject to the stock option that was granted to Mr. Kennedy in 2018. The stock option vested as to 25% of the shares on July 11, 2019 and is scheduled to vest as to the remaining shares in equal annual installments on July 11, 2020, July 11, 2021 and July 11, 2020, generally subject to Mr. Kennedy’s continued employment with us through the applicable vesting date.

(10)
The number of shares reported reflects the number of shares of restricted stock granted to Mr. Davies on October 1, 2018 in connection with his hire.  This restricted stock award.is scheduled to vest as to the remaining shares in equal installments on October 1, 2020, October 1, 2021 and October 1, 2022, generally subject to Mr. Davies’ continued employment with us through the applicable vesting date.

(11)	Mr. Buhl and Ms. McDonnell ceased employment with us in January 2019 and, as of December 31, 2019 did not hold any outstanding stock awards or option awards.

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Option Exercises and Stock Vested Table
The table below sets forth the number of shares acquired by our named executive officers on the exercise of stock options or the vesting of restricted stock, and the value realized by them in connection with such exercise or vesting.
Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Jonathan A. Kennedy	17,600	183,502	27,495	914,323
B. Drew Davies	-	-	5,962	183,510
Austin F. Noll, III	34,250	345,080	14,037	466,906
D. Christopher Chung, M.D.	30,000	356,880	8,247	274,467
Carsten Buhl	-	-	23,501	656,383
Leslie McDonnell	-	-	16,836	504,575
(1)
The value realized on exercise or vesting, as applicable, is equal to the number of shares of our common stock acquired on the exercise of the stock option or the number of shares of restricted stock or RSUs that vested, as applicable, multiplied by the closing price of our common stock on the exercise or vesting date.

Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We did not have any non-qualified defined contribution or other deferred compensation plans during 2019.

Potential Payments Upon a Termination or Change in Control
We have entered into employment agreements with each of our named executive officers who are currently employed by us that provide for severance payments and benefits upon certain terminations of employment, including following a change in control, subject to the named executive officer’s execution of an effective release of claims and continued compliance with an 18-month post-termination of employment employee non-solicitation covenant and other restrictive covenants.  The severance payments and benefits that could become payable under these agreements are summarized below.  As used in the summary below, the terms “cause,” “good reason,” and “change of control” have the meanings set forth in the applicable employment agreement.
Employment Agreement with Mr. Kennedy
Pursuant to his employment agreement with us, in the event that Mr. Kennedy’s employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:
•	A lump sum payment equal to two times his annual base salary as then in effect, payable within 30 days following such termination;
•	Immediate vesting and, if applicable, exercisability of all equity awards, other than PSUs, held by Mr. Kennedy that are then outstanding;
•	Prorated vesting of PSUs based on actual relative TSR through the termination date and the period of time elapsed as of the termination date relative to the term of the PSUs; and

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•	Up to 18 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Kennedy and his eligible dependents.
In the event that Mr. Kennedy’s employment terminates other than for cause, death or disability or Mr. Kennedy resigns for good reason, in each case, within 12 months following a change of control, he would be entitled to the following severance payments and benefits (without duplication of the amounts listed above):
•
A lump sum payment equal to two times the sum of his annual base salary and target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), payable within 30 days following such termination;

•	Immediate vesting and, if applicable, exercisability of all equity awards, other than PSUs, held by Mr. Kennedy that are then outstanding;
•	Vesting of PSUs at 100% of target; and
•	Up to 24 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Kennedy and his eligible dependents.
Employment Agreements with Mr. Davies
Pursuant to his employment agreement with us, in the event that Mr. Davies’ employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:
•
Base salary continuation for 12 months following such termination, beginning on the latest payroll date that is within 70 days from the date of termination (with the first payment to include all amounts that would have been paid prior to such date);

•	Immediate vesting and, if applicable, exercisability of all restricted stock awards held by Mr. Davies that are outstanding on the date of termination; and
•	Up to 12 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Davies and his eligible dependents.
In the event that Mr. Davies’ employment terminates other than for cause, death or disability or Mr. Davies resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, and he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control).
Employment Agreements with Mr. Noll
Pursuant to his employment agreement with us, Mr. Noll would be entitled to the following severance payments and benefits in the event his employment terminates other than for cause, death or disability:
•
Base salary continuation for 12 months following such termination, beginning on the latest payroll date that is within 70 days from the date of termination (with the first payment to include all amounts that would have been paid prior to such date);

•	Immediate vesting and, if applicable, exercisability of all equity awards held by Mr. Noll that are outstanding on the date the release of claims becomes effective; and
•	Up to 12 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Noll and his eligible dependents.
Mr. Noll would be entitled to receive the following severance payments and benefits in the event that his employment terminates other than for cause, death or disability or if he resigns for good reason, in each case, within six months

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

following a change of control, except that the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, and he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control).
Employment Agreements with Dr. Chung
Pursuant to his employment agreement with us, Dr. Chung would be entitled to the following severance payments and benefits in the event his employment terminates other than for cause, death or disability:
•
Base salary continuation for 12 months following such termination, beginning on the latest payroll date that is within 70 days from the date of termination (with the first payment to include all amounts that would have been paid prior to such date);

•	Immediate vesting and, if applicable, exercisability of all equity awards held by Dr. Chung that are outstanding on the date the release of claims becomes effective; and
•	Up to 12 months of Company-paid group health coverage at the level provided at the time of termination for Dr. Chung and his eligible dependents.
Dr. Chung would be entitled to receive the following severance payments and benefits in the event that his employment terminates other than for cause, death or disability or if he resigns for good reason, in each case, within six months following a change of control, except that the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, and he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control).
Termination for Cause, due to Death or Disability or Voluntary Resignation (other than for Good Reason)
Upon a termination of employment for cause, due to death or disability or due to a named executive officer’s voluntary resignation (other than for good reason within six or 12 months, as applicable, following a change of control), a named executive officer would only be eligible for any severance benefits payable in accordance with our policies for all employees as then in effect, which currently consist primarily of disability and group life insurance benefits.
Section 280G
Each named executive officer’s employment agreement, other than Mr. Buhl’s service agreement, provides that if the payments or benefits provided under such agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code, the named executive officer will be entitled to receive (i) the amount of such payments or benefits reduced so that no portion of the payments or benefits would be subject to an excise tax under Section 4999 of the Code or (ii) the full amount of such payments and benefits, whichever results in the payment of the greater after-tax amount to the named executive officer.
Separation Agreement with Mr. Buhl
In connection with his termination of employment, the Company entered into a separation agreement with Mr. Buhl that provides him with continued base salary, car allowance and participation in the Company’s defined contribution pension scheme during a 12-month notice period beginning on his termination date.  In addition, Mr. Buhl received an additional cash payment of $304,331 (with amounts paid in DKK converted to U.S. dollars as described in note (3) to the Summary Compensation Table above) and the RSU award granted to him in February, 2018 (23,500 RSUs) became fully vested in connection with his termination of employment.
Separation Agreement with Ms. McDonnell
In connection with her termination of employment, the Company entered into a separation agreement with Ms. McDonnell.  In exchange for a release of claims, and Ms. McDonnell’s agreement to certain covenants regarding
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return of Company property, confidentiality and non-disparagement, we agreed to pay her, as required by her employment agreement, a lump sum payment equal to 12 months’ of her base salary ($325,000), a prorated annual bonus equal to 50% of her base salary ($162,500), and up to 12 months’ of Company-paid COBRA premiums.  In addition, the restricted stock award granted to Ms. McDonnell in February 2018 (16,836 shares of restricted stock) became fully vested in connection with her termination of employment.
Equity Awards
Our 2018 Equity Incentive Plan provides that in connection with a corporate transaction, outstanding awards may be continued, assumed or substituted for with equivalent awards by the successor or paid.  The PSUs granted to each of our named executive officers provide for accelerated vesting in the event of a termination of employment due to death or disability or a change in control based on performance through such date (or, in the event of a termination of employment due to death or disability, a date that is not more than 60 days thereafter) with such PSUs to be paid at the greater of 100% of target or actual performance.

Awards will vest in full upon a participant’s retirement after age 65 if the participant has accrued ten years of service with us.  As of December 31, 2019, none of our named executive officers who are currently employed were eligible for this retirement vesting.
Potential Payments Upon a Termination or Change in Control Table
The table below sets forth the amount of the cash severance payments, continued health coverage benefits and equity acceleration that each of our currently employed named executive officers would have been entitled to receive (1) upon a termination other than for cause, death or disability and (2) upon a termination of employment other than for cause, death or disability or a resignation for good reason within 12 months following a change in control (any of the foregoing, a “qualifying termination”), assuming that the qualifying termination and, if applicable, change in control occurred on December 31, 2019.  The actual severance paid to Mr. Buhl and Ms. McDonnell in connection with their termination of employment is described above.

Name	Cash Severance Payment ($)(1)	Continued Health Coverage ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Benefits ($)(4)
Jonathan A. Kennedy
Qualifying termination	1,300,000	5,310	$5,259,727	6,565,037
Qualifying termination within 12 months following a change in control	2,600,000	10,620	5,259,727	7,865,037
B. Drew Davies
Qualifying termination	450,000	5,742	2,358,159	2,813,901
Qualifying termination within 6 months following a change in control	742,500	5,742	2,358,159	3,106,401
Austin F. Noll, III
Qualifying termination	420,000	5,742	1,568,378	1,994,120
Qualifying termination within 6 months following a change in control	693,000	5,742	1,568,378	2,267,120
D. Christopher Chung, M.D.
Qualifying termination	360,000	6,822	1,023,879	1,390,701
Qualifying termination within 6 months following a change in control	540,000	6,822	1,023,879	1,570,701

(1)
For Messrs. Kennedy, Davies and Noll and Dr. Chung, the amount reported in this column reflects the amounts payable under the named executive officer’s employment agreement, based on the named executive officer’s base salary and target annual bonus as in effect on December 31, 2019.

(2)	The amount reported in this column reflects the estimated cost of Company-paid group health coverage for the named executive officer based on the cost of such coverage as of December 31, 2019.
(3)
For Messrs. Kennedy, Davies and Noll and Dr. Chung, the amount reported in this column reflects the value of the unvested restricted stock held by the named executive officer on December 31, 2019, based on the closing price of a share of our common stock on that date of $32.99 per share.

(4)
The amounts reported in this table do not include any potential reduction in payments or benefits that may be made in connection with a change in control or a qualifying termination thereafter as a result of Section 4999 of the Code.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer.  Under these rules, the median employee is only required to be identified once every three years if there have not been any changes in our employee population or compensation arrangements that we reasonably believe would significantly affect our pay ratio disclosure.  There were no such changes to our workforce or compensation arrangements during 2019 that we reasonably believe would significantly affect our pay ratio disclosure and, therefore, we did not re-identify our median employee for 2019.To identify our median employee for 2017, we first identified our total employee population as of December 20, 2017, which consisted of 2,089 employees, of which 1,391 were located in the United States and 698 were located outside of the United States.  As permitted under SEC rules, we then excluded all employees located in the following countries: Australia (12), Brazil (1), China (36), Spain (9), Finland (2), Hong Kong (3), India (2), Jordan (2), Lebanon (1), Mexico (2), Malaysia (1), Netherlands (3), Norway (2), New Zealand (1), Portugal (1), Sweden (4), Singapore (4) and South Africa (1).  After excluding these employees, our employee population for purposes of identifying the median employee consisted of 2,002 employees, of which 1,391 were located in the United States and 611 were located outside of the United States.  We then used base salary as our consistently applied compensation measure, converting compensation paid to non-U.S. employees using foreign exchange rates in effect on December 20, 2017, and annualized the compensation for employees hired after January 1, 2017 in order to identify our median employee.

Using this same median employee for 2019, to determine our pay ratio for 2019, we calculated this employee’s compensation for 2019 in accordance with SEC rules, which was $72,197.  With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table in this proxy statement above for Mr. Kennedy, $3,355,548, which would be approximately 46 times that of our median employee.

Accordingly, we estimate that the ratio of the annual total compensation of our Chief Executive Officer for 2019 to the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) for 2019 was 46-to-1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.  Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation
In accordance with our non-employee director compensation program, each of our non-employee directors receives an annual cash retainer and an annual equity award in connection with his or her services as a director.  Mr. Kennedy does not receive any additional compensation for service on the Board.  The compensation paid to Mr. Kennedy in respect of his services as an employee is reported in the Summary Compensation Table above.
Our Compensation Committee did not make any changes to our non-employee director compensation program for 2019.  In 2019, each non-employee director received a cash retainer for his or her service as set forth in the table below, in each case, prorated for partial years of service and payable in equal quarterly installments:
Type of Retainer	Amount of Retainer
Board Retainer	$60,000
Additional Retainer for Committee Chairs
Audit Committee	$20,000
Compensation Committee	$10,000
Quality & Compliance Committee	$10,000
Nominating & Governance Committee	$7,500
Additional Retainer for Committee Member
Audit Committee	$15,000
Compensation Committee	$10,000
Quality & Compliance Committee	$10,000
Nominating & Governance Committee	$6,000
Additional Retainer for Board Chair	$75,000

In accordance with our non-employee director compensation program, each non-employee director who joins the Natus Board is granted shares of restricted stock having a fair market value of $150,000 as of the day they join. Additional awards of restricted stock are made annually to each director following the annual shareholder meeting, with the award for first-time elected directors pro-rated by their length of service in the year prior to their election to the board.  These shares of restricted stock vest on the one-year anniversary of the date of grant, generally subject to the non-employee director’s service on the Board through such date.  Under our stock ownership guidelines, our non-employee directors are required to hold equity having a value equal to five times their annual retainer following the completion of a five-year phase-in period.  Restricted and unrestricted shares of stock and shares of our common stock underlying RSUs and options count toward the satisfaction of our stock ownership guidelines.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation Table
The table below sets forth the compensation earned by our non-employee directors for 2019 in respect of their service to the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert A. Gunst(2)	41,500	145,250	186,750
Kenneth E. Ludlum	107,500	101,478	208,978
Barbara R. Paul	150,875	101,478	252,353
Joshua H. Levine	78,250	101,478	179,728
Lisa W. Heine	83,500	101,478	184,978
Tom Sullivan(3)	86,250		86,250
Alice Schroeder(3)	88,875		88,875

(1)
The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards granted to our non-employee directors in 2019, which was computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.  The assumptions that we used in computing these amounts are described in Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2019.  As of December 31, 2019, each of our non-employee directors held 5,846 unvested shares of restricted stock, except for Mr. Sullivan and Ms. Schroeder who held 7,931 unvested shares each.

(2)	Mr. Gunst retired from the Board in June, 2019.
(3)
Mr. Sullivan and Ms. Schroeder were elected to the Board on February 11, 2019.  Their cash compensation reflects the cash compensation they received for the portion of 2019 during which they were directors.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of shareholders by rewarding performance, with the ultimate objective of improving shareholder value.  Our Compensation Committee also seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent.
We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.
We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 28, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 32 through 48.  The Compensation Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.
We are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 28 through 48; No highlight of this proxy statement, is hereby approved by shareholders.”
While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.  Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting.  It is expected that the next such vote will occur at the 2021 annual meeting.

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PROPOSAL 3 – AUDIT MATTERS
AUDIT MATTERS
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed KPMG LLP ("KMPG"), an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2020.
•
Shareholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our Restated Certificate of Incorporation, our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider retaining KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Natus and its shareholders.

Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.
KPMG has been our independent registered public accounting firm since 2014, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously through the 2019 fiscal year.

The Audit Committee maintains oversight over KPMG by holding regular private sessions with KPMG, performing annual evaluations, reviewing KPMG’s proposed audit scope, approach and independence, obtaining, on a periodic basis, a statement from the independent registered public accounting firm regarding the relationships and services with us that may affect independence, discussing the financial statements and audit findings, including any significant adjustments and new accounting policies, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new partner was so designated in advance of the 2020 audit year.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Fees Paid to Principal Accountants. During 2018 and 2019, KPMG was retained to provide services in the following categories and amounts:
	2019	2018
	(in millions)
Audit Fees	$3,284,147.34	$3,489,689
Audit-Related Fees	5,285.09	3,441.00
Tax Fees	80,169.40	79,828.00
All Other Fees	3,560.00	0

Audit Fees. Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.
Audit-Related Fees. Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

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Tax Fees. Amounts paid under “Tax Fees” in 2019 were for tax compliance ($42,248.69) and other tax services (including tax planning and tax advice) ($37,920.71), and in 2018 were for tax compliance ($37,875) and other tax services (including tax planning and tax advice) ($41,953).
All Other Fees. Amounts paid under “All Other Fees” in 2019 and 2018 included fees for online research tools.
Pre-Approval of Services.  The Audit Committee is responsible for pre-approving audit and non-audit services provided by our independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has the sole authority to approve all audit engagement fees and terms and all non-audit engagements. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All audit and non-audit services performed by KPMG in 2019 and 2018 were approved by the Audit Committee.
AUDIT COMMITTEE REPORT
The Audit Committee is comprised of three directors who are independent under the applicable rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee assists the Board in its oversight of the Company’s financial reporting process and administration of corporate policy in matters of accounting and financial controls.
The Board has adopted a written Audit Committee Charter. As stated in the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and (ii) the report of the Company’s independent auditors with respect to such financial statements. The Company’s accounting and financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations.
The Audit Committee appoints the independent auditors and periodically reviews their performance and independence from management, and pre-approves all audit and non-audit services provided by the independent auditors. The Audit Committee functions as the liaison with the independent auditors, who are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with accounting principles generally accepted in the United States, and also expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In the performance of its oversight function, the Audit Committee has done the following:
•	Reviewed and discussed the audited financial statements with management and the independent auditors;
•
Discussed with the independent registered public accounting firm any matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC; and

•
Received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by applicable requirements of the SEC and the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors the firm’s independence.
Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

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The Audit Committee:
Kenneth E. Ludlum (Chair) (until the 2020 Annual Meeting)
Alice D. Schroeder
Thomas J. Sullivan
Ilan Daskal

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

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Other

Deadline for Receipt of Shareholder Proposals and Director Nominations for the 2021 Annual Meeting
Proposals for Inclusion in Proxy Materials. In order for a shareholder proposal to be eligible for inclusion in our proxy statement for the 2021 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than February 17, 2021 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.
Director Nominations for Inclusion in Proxy Materials. Under the Company’s proxy access right, a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of the Board for inclusion in our proxy statement, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a shareholder to nominate a director for election to the Board for inclusion in our proxy statement for the 2021 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than December 9, 2020 and no later than January 8, 2021. However, if the date of the 2021 annual meeting is a date that is not within 30 calendar days before or after June 17, 2021 (the anniversary date of the Annual Meeting), written notice must be received by the later of 180 days prior to the date of the 2021 annual meeting or the close of business on the 10th calendar day after the day on which public disclosure of the date of the 2021 annual meeting is made. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 2.13 of Article 2 of our Bylaws.
Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials. In order for a shareholder to present a proposal or nominate a director for election to the Board at our 2021 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2021 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than April 18, 2021. However, if the date of the 2021 annual meeting is a date that is not within 30 calendar days before or after June 17, 2021 (the anniversary date of the Annual Meeting), written notice must be received within a reasonable time before we begin the solicitation of proxies for the 2021 annual meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2.3 of Article 2 (with respect to shareholder proposals) and Section 2.13 of Article 2 (with respect to director nominations) of our Bylaws.
Our Bylaws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2021 annual meeting. Shareholders should contact the Corporate Secretary of the Company in writing at 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
Directors and Officers Indemnification. Pursuant to our Bylaws, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.
Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act requires Natus’ directors, officers and persons who own more than 10% of a registered class of Natus’ securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, Natus believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis, with the exception of one late Form 4 for each of Mr. Davies, Mr. Chung and Mr. Noll, reporting the acquisition of restricted stock awards that vest twenty-five percent on the anniversary of the grant over four years, one late Form 4 for Mr. Sullivan, reporting the acquisition of shares that vest in full on February 11, 2020, and one late Form 4 for Mr. Davies, reporting the payment of tax liability using a portion of securities received from Natus. In each case, the transactions were inadvertently reported late due to an administrative error in considering the Form.

Natus Medical Incorporated | 2020 Proxy Statement	55

Employee, Officer and Director Hedging.  The Company’s Insider Trading policy prohibits hedging transactions by officers, directors and employees.

Related Persons Transactions. Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by Natus or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction.
Additional Information.  Our Bylaws, Board Governance Guidelines and charters of each of the Audit Committee, Compensation Committee, Nominating & Governance Committee, and Compliance & Quality Committee are posted on our website at www.natus.com under “Investors - Governance.” Our Code of Business Conduct and Ethics (applicable to all of the Company’s employees, executive officers and directors) is posted at www.natus.com under “Governance.”
Annual Report on Form 10-K. The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2019 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Natus Medical Incorporated Attention: Corporate Secretary, 6701 Koll Center Parkway Suite 120, Pleasanton, CA 94566.

Delivery of Proxy Materials. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Broadridge ICS, either by calling toll-free 800-542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon such request, we will promptly deliver a separate copy of the annual report and/or, as applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of the materials. Any shareholders who share the same address and currently receive multiple copies of our proxy materials or annual report who wish to receive only one copy in the future can contact their broker, trustee or other nominee to request information about householding.
By Order of the Board,
William Hill
General Counsel
ALL SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY
56	Natus Medical Incorporated | 2020 Proxy Statement

natus

*NATUS MEDICAL INCORPORATED*
*C/O BROADRIDGE*
*P.O. BOX 1342*
*BRENTWOOD, NY 11717*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY INTERNET AT THE MEETING - www.viewproxy.com/natus/2020/vm**

Attend the meeting via the Internet and vote during the meeting provided certain requirements are met. Registration is required at www.viewproxy.com/natus/2020 by 8:00 A.M. ET on June 16, 2020.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**The Board of Directors recommends you vote FOR the following:**

**1.** Election of Directors

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. Jonathan A. Kennedy | ☐ | ☐ | ☐ |
| 1b. Barbara R. Paul | ☐ | ☐ | ☐ |
| 1c. Alice D. Schroeder | ☐ | ☐ | ☐ |
| 1d. Thomas J. Sullivan | ☐ | ☐ | ☐ |
| 1e. Ilan Daskal | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

**NOTE:** Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000468981_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

**NATUS MEDICAL INCORPORATED**
**This proxy is solicited on behalf of the Board of Directors**
**Annual Meeting of Stockholders**
**June 17, 2020 8:00 AM**

The stockholder(s) hereby appoint(s) Jonathan A. Kennedy and Drew Davies, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATUS MEDICAL INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, June 17, 2020, at 8:00 a.m., PT, via virtual meeting at www.viewproxy.com/natus/2020/vm. Stockholders must register to attend the virtual meeting at www.viewproxy.com/natus/2020, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000468981_2 R1.0.1.18

**Continued and to be signed on reverse side**